UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑11(c) or Rule 14a‑12
CAPITAL SOUTHWEST CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8333 Douglas Avenue, Suite 1100 Dallas, TX 75225 214.238.5700 www.capitalsouthwest.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 24, 2025
To the Shareholders of Capital Southwest Corporation:
    The 2025 Annual Meeting of Shareholders of Capital Southwest Corporation (“Capital Southwest”) will be held on July 24, 2025, at 9:00 a.m., Central Time (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CSWC2025 and entering your control number on your proxy card or voting instruction form. The purpose of the Annual Meeting is for our shareholders to consider and vote to:
1.Elect six directors to serve until the 2026 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2.Approve, on an advisory basis, the compensation of our named executive officers;
3.Approve an amendment to the Capital Southwest Corporation 2021 Employee Restricted Stock Award Plan;
4.Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and
5.Transact such other business as may properly come before the Annual Meeting.

    Capital Southwest's board of directors recommends you vote “FOR” each of the proposals.
    Shareholders of record at the close of business on May 28, 2025 are entitled to receive notice and to vote at the Annual Meeting.
    Your vote is very important. Accordingly, please vote or authorize a proxy to vote, whether or not you plan to participate in the Annual Meeting. You may vote or authorize your proxy to vote by (1) mail by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope we have provided; (2) Internet at www.proxyvote.com; (3) phone by calling 1‑800‑690‑6903; or (4) participating in the Annual Meeting and voting your shares at the Annual Meeting.
    If you hold your shares through a broker, bank or other nominee and you want to participate in and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If you plan to participate in the Annual Meeting to vote and are a “shareholder of record” (i.e., you hold shares directly with Capital Southwest or with our transfer agent, Equiniti Trust Company, LLC), no further action is required.
    Capital Southwest has elected to provide access to its proxy materials to its shareholders over the Internet under the Securities and Exchange Commission’s (the “SEC”) “notice and access” rules. On or about May 30, 2025, the Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and Annual Report on Form 10-K for the year ended March 31, 2025 (the “Annual Report”). The Notice of Internet Availability of Proxy Materials also contains instructions on how you may request from us, free of charge, hard copies of the proxy statement and the Annual Report. Capital Southwest believes that providing its proxy materials over the Internet will expedite shareholders' receipt of proxy materials, lower the costs associated with the Annual Meeting and conserve resources.
Thank you for your support of Capital Southwest Corporation.

By Order of the Board of Directors

Michael S. Sarner
President and Chief Executive Officer
May 30, 2025
Dallas, Texas

    IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 24, 2025.

    The Notice of Annual Meeting, this Proxy Statement and the Annual Report are available online at www.proxyvote.com. This Proxy Statement and the Annual Report can also be found on our website www.capitalsouthwest.com under the “SEC Filings” tab or on the SEC’s EDGAR website at www.sec.gov.
    The following information applicable to the Annual Meeting may be found in this Proxy Statement and accompanying proxy card:
•The date and time of the Annual Meeting and instructions on how to participate in the Annual Meeting via live webcast;
•A list of the matters intended to be acted on and our recommendations regarding those matters; and
•Any control/identification numbers that you need to access your proxy card.

PROXY STATEMENT
2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2025

GENERAL INFORMATION
    We are furnishing you this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Capital Southwest Corporation, a Texas corporation (the “Company,” “Capital Southwest,” “we,” “us,” or “our”). This Proxy Statement addresses the items of business for the 2025 Annual Meeting of Shareholders of Capital Southwest (the “Annual Meeting”) to be held on July 24, 2025 or any postponement or adjournment thereof. We will hold the Annual Meeting at 9:00 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CSWC2025. You will be able to vote by following the instructions on the enclosed proxy card. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”), the proxy card and any accompanying proxy materials, and how to vote or authorize a proxy are being mailed to shareholders on or about May 30, 2025.

    We encourage you to vote your shares by participating in the Annual Meeting, by telephone, through the Internet, or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the enclosed proxy card, or authorize your proxy by telephone or through the Internet, and the Company receives your vote in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR each of the proposals in accordance with the recommendation of the Board.
PROPOSALS TO BE VOTED ON
    At the Annual Meeting, you will be asked to vote on the following three proposals:
•Proposal 1: Elect six directors to serve until the 2026 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
•Proposal 2: Approve, on an advisory basis, the compensation of our named executive officers (“NEOs”);
•Proposal 3: Approve an amendment to the Capital Southwest Corporation 2021 Employee Restricted Stock Award Plan (the “2021 Employee Plan” and as amended by this proposal, the “2021 Employee Plan”); and
•Proposal 4:   Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.
    Our Board recommends that you vote FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4.
VOTING INFORMATION
Record Date and Who May Vote
    Our Board designated the close of business on May 28, 2025 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting. As of the Record Date, we had 54,816,881 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter that is voted on at the Annual Meeting.
    If you are a “shareholder of record” (i.e., you hold shares directly with Capital Southwest or with our transfer agent, Equiniti Trust Company, LLC) as of the Record Date, you may vote your shares by (1) participating in the Annual Meeting and voting your shares, (2) submitting a completed, signed, and dated proxy card, or (3) voting through the Internet or by telephone. Specific instructions to be followed by shareholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card and the Notice of Internet Availability of Proxy Materials.
    If your shares are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of common stock on your behalf without your instructions. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote on the proposals with respect to the election of directors (Proposal 1); the advisory vote on executive compensation (Proposal 2); and approval of the Amended 2021 Employee Plan (Proposal 3); however, brokers, banks and other nominees will have discretionary authority to vote on the proposal to ratify the appointment of RSM US LLP (Proposal 4). Shareholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
    If you hold shares of common stock through a broker, bank or other nominee and you want to participate and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. Depending upon your broker or custodian, you may be able to vote either by telephone or through the Internet.  Please refer to the enclosed instruction form or the Notice of Internet Availability of Proxy Materials for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed proxy card.
Voting by Internet, by Phone, by Mail or at the Annual Meeting via Live Webcast
    If your shares are held directly in your name, you may vote or authorize a proxy to vote using any of the following methods:
•By Internet: Go to www.proxyvote.com and use the Internet to transmit your voting instructions by electronic delivery of information until 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you access the website and follow the instructions.
•By Phone: Call 1‑800‑690‑6903 on any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on July 23, 2025. Have your proxy card in hand when you call and follow the instructions.
•By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions.
•By Live Webcast: You may vote shares held directly in your name at the Annual Meeting. If you want to vote shares that you hold in “street name” at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee.
    If you sign, date and return your proxy card but do not make any selection on the proxy card, in accordance with the recommendations of the Board, the proxy holders named on your proxy card will vote your shares FOR the proposals to: (1) elect each of the director nominees, (2) approve, on an advisory basis, the compensation of our NEOs, (3) approve the Amended 2021 Employee Plan, and (4) ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

    If your shares are held in street name, these proxy materials are being forwarded to you by your account holder, along with voting instructions. As the beneficial owner, you have the right to direct your account holder how to vote your shares, and the account holder is required to vote your shares in accordance with your instructions. In addition, as the beneficial owner of shares, you are entitled to participate in the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the account holder of your shares.

    You may receive more than one proxy statement and proxy card or voting instructions form if your shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instructions form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you must provide voting instructions as to all your accounts to vote all your shares.
Confidentiality
    Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your proxy card.

Revocability of Proxies

If you are a “shareholder of record,” you may revoke a proxy or change your vote at any time before the Annual Meeting by any of the following methods:

•sending a written revocation to our Secretary at our principal executive office;
•authorizing your proxy through the Internet or by telephone;
•executing and submitting a later-dated proxy card; or
•voting at the Annual Meeting.

    Unless you participate in the Annual Meeting and vote your shares at the Annual Meeting, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the Annual Meeting will be able to verify your latest vote.

    For shares held in street name, you should follow the instructions in the voting instructions form provided by the account holder to change your vote. If you want to change your vote as to shares held in street name by voting at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

Quorum and Adjournment
    The Annual Meeting will be held only if a quorum is present. The presence at the Annual Meeting, present or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” will be treated as shares present for determining whether a quorum is established. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares in on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal.
    If a quorum is not present at the Annual Meeting, the shareholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by the holders of a majority of the shares represented via live webcast or by proxy at the Annual Meeting, whether or not a quorum is present. Abstentions and “broker non-votes” will not be counted as votes cast on such adjournment and will have no effect on the adjournment vote.
Vote Required; How Votes Are Counted
    All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative votes, negative votes and abstentions. Shareholders may not cumulate their votes on any proposals.

Assuming a quorum is present at the Annual Meeting, the following votes are required to approve each proposal:

Proposal	Vote Required
Proposal One: Election of Directors	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required for the approval of this proposal. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
Proposal Two: Advisory Vote on the Compensation of our NEOs
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our NEOs. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome. While your vote is advisory and therefore not binding on us, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will take into consideration when making future decisions regarding executive compensation.

Proposal Three: Approval of the Amendment to the 2021 Employee Plan	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required for the approval of this proposal. Abstentions have the same effect as votes cast against the proposal, while broker non-votes will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
Proposal Four: Ratification of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for fiscal year ending March 31, 2026. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

    We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a shareholder vote that comes before the Annual Meeting.
Information regarding this Solicitation
    The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet, and the cost of mailing the Notice of Internet Availability of Proxy Materials and any requested proxy materials to the shareholders. In addition, our executive officers and employees may solicit your proxy by telephone or by facsimile transmission, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses. Our principal executive office is located at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225.

Notice of Internet Availability of Proxy Materials
    In accordance with regulations promulgated by the Securities and Exchange Commission (the “SEC”), the Company has made this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the Annual Report available to shareholders on the Internet. Shareholders may (i) access and review the Company's proxy materials and (ii) authorize their proxies, as described in “Voting by Internet, by Phone, by Mail or at the Annual Meeting via Live Webcast” above. While the Company encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of the Annual Meeting and the cost associated with the physical printing and mailing of materials, shareholders may request a printed set of proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how you can elect to receive a printed copy of the Proxy Statement and the Annual Report.
Questions
    If you have any questions about the Annual Meeting, voting or your ownership of our common stock or other information related to the proxy solicitation, you may contact Michael Sarner at 214-238-5700.

PROPOSAL ONE: ELECTION OF DIRECTORS
    At the Annual Meeting, six directors will be elected to serve one-year terms expiring at the 2026 Annual Meeting of Shareholders. Christine S. Battist, David R. Brooks, Jack D. Furst, Ramona L. Rogers-Windsor, William R. Thomas, and Michael S. Sarner are currently directors and each has been nominated to continue to serve as a director of the Board. The director nominees were selected by the Nominating/Corporate Governance Committee of the Board (the “NCG Committee”) and approved by the Board for submission to the shareholders. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if elected at the Annual Meeting. Accordingly, the Board has no reason to believe that the director nominees will be unable or unwilling to serve.
Board Composition
    The NCG Committee seeks directors with established, strong professional reputations and experience in areas relevant to our investment strategy. Each of the director nominees holds or has held senior executive positions in large, complex organizations and has experience that meets this objective. In these positions, each of the director nominees has also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our director nominees also has experience serving on or advising boards of directors and board committees of other organizations and has an understanding of corporate governance practices and trends.
    The NCG Committee also believes that each of the director nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to serve on the Board and its committees. The NCG Committee takes into account diversity considerations in determining the director nominees and planning for director succession and believes that, as a group, the director nominees bring a diverse range of perspectives to the Board’s deliberations.
    In addition to the above, the NCG Committee also considered the specific experiences described in the biographical information below in determining to recommend to the Board to approve the nominations of the director nominees for election at the Annual Meeting.
Director Qualifications
    The NCG Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, the consideration of business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The NCG Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time.
    The Board recognizes that its members benefit from service on the boards of other companies. While we encourage that service, we also believe it is critical that directors have the ability to dedicate sufficient time to their service on our Board.
Information about the Director Nominees
    For each director nominee, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below. The business address of each director nominee is 8333 Douglas Avenue, Suite 1100, Texas 75225. There are currently no family relationships among any director, nominee, or executive officer.

Name and Age	Position Held with Company	Year First Elected or Appointed	Principal Occupation
Independent Directors
David R. Brooks (66)	Chairman of the Board	2014	Former Chairman and Chief Executive Officer of Independent Bank Group, Inc.
Christine S. Battist (56)	Director	2018	Former Chief Financial Officer of Avison Young
Jack D. Furst (66)	Director	2014	Founder of Oak Stream Investors
Ramona L. Rogers-Windsor (64)	Director	2021	Former Managing Director and Portfolio Manager of Northwestern Mutual
William R. Thomas (54)	Director	2014	President of Thomas Heritage Foundation
Interested Director
Michael S. Sarner (52)	Director, President and Chief Executive Officer	2025	President and Chief Executive Officer of Capital Southwest Corporation

Director Nominee Biographies
Independent Directors
The Board has determined that Mses. Battist and Rogers-Windsor and Messrs. Brooks, Furst, and Thomas are “independent” as defined by the Nasdaq Stock Market Rules and are not “interested persons” (as defined in Section 2(a)(19) of the the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company.
David R. Brooks will be the Chairman of the Board of Capital Southwest following the Annual Meeting, subject to his re-election. Mr. Brooks is a director at SouthState Corporation (NYSE: SSB), a publicly traded bank holding company with approximately $65 billion in assets. Mr. Brooks previously served as the Chairman of the Board, Chief Executive Officer, and a director of Independent Bank Group, Inc. (Nasdaq: IBTX), a publicly traded bank holding company with approximately $19 billion in assets. Mr. Brooks also previously served on the board of managers of Noel-Levitz, LLC, a large national higher education consulting company, and on the board of trustees of Houston Baptist University. Mr. Brooks has over 40 years of experience in the financial services industry and previously served as the Chief Financial Officer at Baylor University. Mr. Brooks holds Bachelor and Master degrees in Business Administration from Baylor University. Capital Southwest benefits from Mr. Brooks’ extensive experience in overseeing the operations and growth of a bank holding company, his executive expertise in public and private companies, his significant experience as a director of public and private companies, and his expertise in financial matters.
Christine S. Battist is a financial executive with over 30 years of experience in public and private companies. Ms. Battist has established financial infrastructure and driven transformational growth through IPOs, mergers and acquisitions and other capital market transactions. In addition, she led investor relations efforts and established internal audit functions. Ms. Battist currently serves on the board of directors of Bolt Project Holdings Inc. (Nasdaq: BSLK) since February 2025 and Highland Bank since March 2025. From 2018 to 2023, Ms. Battist served as Chief Financial Officer at Avison Young, a private commercial real estate services firm. Before that, she was Chief Financial Officer and Treasurer at Silver Bay Realty Trust Corp. (NYSE: SBY), a publicly traded real estate investment trust, from 2012 to 2016. Earlier in her career, she was Managing Director at Two Harbors Investment Corp. (NYSE: TWO), a public real estate investment trust specializing in residential mortgage-backed securities, from 2011 to 2012. Ms. Battist also held various financial leadership roles at The Mosaic Company (NYSE: MOS), a Fortune 500 agribusiness company, from 2005 to 2011. Ms. Battist holds a Bachelor of Business Administration in Accounting from St. Norbert College and is a Certified Public Accountant in Texas. Capital Southwest benefits from Ms. Battist’s extensive experience and track record of managing accounting, finance, and investor relations affairs for public and private companies. In addition, Capital Southwest will benefit from Ms. Battist’s qualification as an “audit committee financial expert” as defined under Item 407 of Regulation S-K.

Jack D. Furst is the founder of Oak Stream Investors, a private investment firm he started in 2008. Mr. Furst has over 40 years of experience in leveraged acquisitions and private investments. He joined HM Capital Partners LLC, a private equity firm, in 1989, the year it was formed (as Hicks, Muse, Tate & Furst, Inc.). Until 2008, he was a partner in HM Capital and was involved in all aspects of the firm’s business, including originating, structuring and monitoring HM Capital’s investments. Prior to joining HM Capital, Mr. Furst served as a Vice President and subsequently a partner of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a mergers and acquisitions/corporate finance specialist for The First Boston Corporation in

New York. Before joining First Boston, Mr. Furst was a Financial Consultant at PricewaterhouseCoopers. In addition to Capital Southwest, Mr. Furst has served on the board of directors of Drilling Tools International, an oilfield services company that manufactures and rents downhole drilling tools, since 2012, including serving as chair of the Audit Committee. Mr. Furst received his Bachelor of Science degree with honors from the College of Business Administration at Arizona State University and his Masters of Business Administration degree with honors from the Graduate School of Business at The University of Texas at Austin. Capital Southwest benefits from Mr. Furst’s senior executive and extensive private equity experience and his significant experience as a director of public and private companies.
Ramona Rogers-Windsor is a senior finance executive with over 38 years of experience across multiple segments of the financial services industry including global investment management, public accounting audit, life insurance financial risk underwriting and retail brokerage. Ms. Rogers-Windsor spent 23 years in investment management with Northwestern Mutual, most recently as Managing Director and Portfolio Manager from 2012-2019. Prior to her role in asset management, from 1990 through 1996, Ms. Rogers-Windsor developed financial underwriting standards for life and disability insurance and consulted on large cases for Northwestern Mutual, culminating in her role as Underwriting Standards Financial Officer. Ramona’s early career was with Robert W. Baird & Co., a Northwestern Mutual subsidiary, in trading and sales and at Arthur Andersen, LLP as an auditor. Ms. Rogers-Windsor has served as an independent director on the board of Partner's Insurance Company, Inc. since January 2023 and Cohen & Steers Funds since March 2021, and as a Board Trustee for Thomas Jefferson University in Philadelphia since December 2020. Her past non-profit board experience includes Milwaukee Film from 2016 through 2019, The Girl Scouts of Milwaukee from 1987 through 1991, and University School of Milwaukee from 2004 through 2010. Ms. Rogers-Windsor holds a Bachelor of Science in Accounting from Marquette University, a U.S. CPA license and is a CFA Charterholder. Capital Southwest benefits from Ms. Rogers-Windsor's senior finance executive experience across multiple segments of the financial services industry and her significant portfolio management experience.
William R. Thomas is a private investor who provides leadership for, and invests in, organizations that create financial return, social impact or both. He also served as a director of Encore Wire Corporation (Nasdaq: WIRE) from 2007 to 2024. Mr. Thomas was a deal professional with Capital Southwest from 2006 to 2012. During this time, Mr. Thomas made, enhanced and monetized investments, served on the boards of a dozen portfolio companies, and oversaw valuation and regulatory compliance. From 2004 to 2006, he earned his M.B.A. from Harvard Business School, during which time he served as a consultant to private equity clients at Investor Group Services. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force as a pilot of multiple aircraft and led training, safety, acquisition, logistics and combat operations, achieving the rank of Major. Mr. Thomas has been recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy. Capital Southwest benefits from Mr. Thomas’ history with the Company, his investment experience and his perspective as a major shareholder of the Company.
Interested Director
The Board has determined that Mr. Sarner is an “interested person” of the Company as defined in the 1940 Act due to his position as an officer of the Company.
Michael S. Sarner has served as President and Chief Executive Officer and a director of the Board since February 2025. Mr. Sarner joined Capital Southwest in July 2015 as a Senior Vice President. He previously served as our Chief Financial Officer, Chief Compliance Officer, and Secretary from October 2015 through February 2025, and as our Treasurer from October 2015 through April 2024. Prior to joining Capital Southwest, from 2000 to 2015, Mr. Sarner was the Senior Vice President, Treasury at American Capital, Ltd., a publicly traded BDC and global asset manager. Mr. Sarner was responsible for capital raising, debt capital markets, corporate restructurings, financial planning, corporate development of strategic initiatives, and system implementations of budget and treasury solutions. During the course of his career, he has raised over $6 billion in debt capital in term securitizations, secured revolving lines of credit, unsecured notes, and term loans to support middle market platforms. Mr. Sarner has also led both corporate and debt restructurings, serving as both the strategic lead internally and the external liaison to over 20 financial institutions involved in the negotiations. Prior to joining American Capital, Mr. Sarner served in various roles in the accounting and finance fields performing and managing due diligence, raising debt and equity capital, and performing audits in public accounting. Mr. Sarner holds a Bachelor of Business Administration in Accounting from James Madison University and a Masters of Business Administration in Finance from George Washington University. Mr. Sarner holds an inactive Certified Public Accountant License in the Commonwealth of Virginia.

Vote Required
    The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented by proxy at the Annual Meeting is required for the election of directors. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROPOSAL.
    If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR each of the director nominees in accordance with the recommendation of the Board.

GOVERNANCE OF THE COMPANY
Compensation Governance Highlights
        Compensation Recoupment Policy
    Our Board adopted a Compensation Recoupment Policy that applies to awards of “incentive-based compensation”, if any, received on or after October 2, 2023, by executive officers of the Company.  For more information regarding our Compensation Recoupment Policy, see “Compensation Discussion and Analysis—Compensation Recoupment Policy” in this Proxy Statement.
        Executive Stock Ownership and Holding Policy
    Our Board adopted a Stock Ownership and Holding Policy, effective April 25, 2018, that requires our Chief Executive Officer to own common stock equal to four times his annual base salary, the Chief Financial Officer to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their annual base salaries. For more information about our Stock Ownership and Holding Policy, see “Compensation Discussion and Analysis—Stock Ownership and Holding Policy” in this Proxy Statement.
        Maximum Annual Incentive Opportunity
    Our Board adopted a maximum limit on the annual cash incentive compensation that can be paid beginning with the fiscal year ended March 31, 2019 to our NEOs of two times their target annual incentive opportunity, which became effective April 25, 2018.
Director Governance Highlights
Voting Standard for Election of Directors Changed from Plurality Standard to Majority of Votes Cast Standard
    To provide shareholders a meaningful role in director elections, our Board determined that the Company’s director election voting standard should be changed from a plurality voting standard to a majority of votes cast standard. In connection therewith, on April 24, 2019, our Board adopted an amendment to our bylaws to change from a plurality standard to a majority of votes cast standard for the election of directors.
        Director Retirement Policy
    Our Board has adopted the Director Retirement Policy that provides that no person may be nominated to stand for election or re-election to the Board as a non-employee director if the election would take place after such person has reached age 80. The Director Retirement Policy provides that each non-employee director that reaches age 80 must deliver a letter of resignation to be effective at the next annual meeting of shareholders following such delivery.
        Non-Employee Director Stock Ownership Requirement
    Our NCG Committee has adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders. The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer. On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.
Board Leadership and Corporate Governance
    Our business and affairs are managed under the direction of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. During fiscal year 2025, the Company conducted a 360-performance review of the Company's investment professionals that took into account alignment with our values and corporate governance. Additionally, through our annual performance review process, all of our employees are evaluated by supervisors and our senior management team to ensure employees continue to develop and advance as expected. The Board understands that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Accordingly, the Board seeks to fulfill its responsibilities by continually seeking the appropriate board leadership and corporate governance for Capital Southwest.
    Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Nonetheless, the Board believes that the separation of the offices is in the best interests of the Company at this time and is an integral part of good corporate governance and the succession planning process.
    No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our Board periodically reviews its leadership structure as part of its annual self-assessment process.
    The Board appoints the members of the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees has a written charter approved by the Board. These committee charters are available on our website at www.capitalsouthwest.com/governance.
The current members of the committees are identified in the following table.

Current Board Committees
Director	Audit	Compensation	Nominating/ Corporate Governance
Christine S. Battist	Chair	X	X
David R. Brooks	X	X	X
Jack D. Furst	X	Chair	X
Ramona L. Rogers-Windsor	X	X	X
William R. Thomas	X	X	Chair

Board Independence and Meetings
    During our fiscal year ended March 31, 2025, the Board held eight meetings. In fiscal year ended March 31, 2025, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he or she served. We encourage our directors to attend each annual meeting of our shareholders. A majority of the directors who were serving at the time of our 2024 annual meeting of shareholders attended that meeting.
Independence
    The Board has six directors. The Board has determined that each of our independent directors (Messrs. Brooks, Furst, and Thomas, and Mses. Battist and Rogers-Windsor) are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company and are "independent" under the Nasdaq Stock Market Rules (the "independent directors"). This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. As a result, the Board has a majority of independent directors as required by the 1940 Act and the Nasdaq Stock Market Rules. We monitor the relationships of our directors and officers through a questionnaire that each director and officer completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

    Executive Sessions
    Our independent directors have regularly scheduled executive sessions in which they meet without the presence of management or our interested director. These executive sessions occur after each regularly scheduled meeting of the Board.
Board Committees
    Audit Committee
    The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities of the Audit Committee include:
•engaging the Company’s independent registered public accounting firm and conducting an annual review of the qualifications, performance and independence of such independent registered public accounting firm;
•pre-approving and approving all audit and non-audit engagements with the Company’s independent registered public accounting firm;
•reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm, including disclosures regarding internal controls;
•reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;
•reviewing and discussing with management the results of the audit of the independent registered public accounting firm;
•discussing risk assessment and corporate policies with respect to financial reporting and valuation of our investments and the Company’s financial risk exposure;
•approving related party transactions exceeding $50,000 in aggregate value;
•overseeing investigations into complaints concerning accounting, internal accounting controls and auditing matters;
•reviewing the adequacy of the Audit Committee charter on an annual basis; and
•preparing the Audit Committee report to be included in our annual proxy statement.

    During the fiscal year ended March 31, 2025, the Audit Committee met five times. The Board has determined that each member of the Audit Committee is an independent director. The Board has also determined that each of the Audit Committee members is financially literate and the Board has determined that each of Christine S. Battist, David R. Brooks, Jack D. Furst, and Ramona L. Rogers-Windsor is an “audit committee financial expert” as defined under Item 407 of Regulation S-K. In discharging its oversight role, the Audit Committee has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Capital Southwest and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Nominating/Corporate Governance Committee

    The responsibilities of the NCG Committee include:

•establishing criteria for selection of potential directors, taking into consideration an established set of desired attributes, and periodically assessing the criteria to ensure they are consistent with best practices and the goals of the Company;
•reviewing the qualifications, performance and independence of Board members pursuant to criteria and procedures established by the NCG Committee and making recommendations whether each director should stand for re-election when his or her term expires;
•reviewing annually with the Board the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skill, expertise and diversity desired for the Board and so that the Board meets Nasdaq Stock Market Rules and/or any other regulatory requirements;
•identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board in our Corporate Governance Guidelines and recommending to the Board a slate of director nominees for each annual meeting of our shareholders;
•considering and evaluating shareholder nominees for election to the Board;
•recommending to the Board the removal of a director where appropriate;
•establishing criteria for membership on the Board committees and making recommendations to the Board for appointments to and removal from the committees;
•reviewing and re-examining the NCG Committee Charter periodically and making recommendations to the Board with respect to any proposed changes;
•reviewing annually its own performance against the responsibilities outlined in its charter and as otherwise established by the Board;
•reviewing, at least once annually, the Company’s Compliance Manual and related policies adopted by the Board to ensure that they are appropriate for us and comply with the requirements of the Nasdaq Stock Market Rules and/or any other regulatory requirements, recommending to the Board any desirable changes to the Code of Conduct and Ethics, considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the Board related to any such issues;
•overseeing and establishing appropriate procedures for the annual evaluation of the Board and management; and
•developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, reviewing them annually and, if appropriate, recommending changes to the corporate governance guidelines to the Board.

    Qualifications for Director Nominees. In considering director nominees, the NCG Committee considers a number of factors, including the following:

•significant experience that is relevant and beneficial to the Board and Capital Southwest;
•the ability and willingness to make sufficient time commitments to our affairs in order to perform their duties as directors, including regular attendance at Board and committee meetings;
•consistent demonstration of strong character and integrity;
•the ability and willingness to represent the best interests of our shareholders; and
•whether the nominee is “independent” as defined by the Nasdaq Stock Market Rules, not an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act and/or any other regulatory requirements and the Company’s corporate governance guidelines.

    During the fiscal year ended March 31, 2025, the NCG Committee met five times. The Board has determined that each member of the NCG Committee is an independent director.
    Consideration of Director Nominees of Shareholders. The NCG Committee will consider nominees for directors whose names are submitted in writing by a holder of our common stock. Nominations must be addressed to Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Chairman of the NCG Committee, indicating the nominee’s qualification, and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements in our bylaws.
    The NCG Committee will evaluate director nominees recommended by a shareholder, current Board member or other person according to the same criteria as a nominee identified by the NCG Committee.

Compensation Committee

    The Compensation Committee has the sole authority and responsibility for establishing, administering and reviewing the Company’s policies, programs and procedures for compensating our executive officers and members of the Board. The functions and responsibilities of the Compensation Committee include:
•reviewing, at least annually, the goals and objectives and the structure of Capital Southwest’s plans for executive compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement plans);
•making recommendations to the Board with respect to any new equity or other incentive compensation plans or any changes in the objectives and structure of existing plans;
•reviewing and evaluating annually the performance of the Company’s executive officers, in light of the goals and objectives of Capital Southwest’s executive compensation plans, and determining executive compensation;
•overseeing, in consultation with the Chief Executive Officer, the annual evaluation of other executive officers and other employees;
•recommending grants of equity-based compensation awards to eligible employees;
•meeting with management to review and discuss the Compensation Discussion and Analysis included in this Proxy Statement;
•overseeing Capital Southwest’s submissions to shareholders on executive compensation matters;
•reviewing and reassessing the adequacy of our Clawback Policy and our Stock Ownership and Holding Policy; and
•reviewing and reassessing annually the adequacy of the Compensation Committee Charter and recommending any changes to the Board.

    During the fiscal year ended March 31, 2025, the Compensation Committee met three times. The Board has determined that each member of the Compensation Committee (a) is an independent director, and (b) is a “non-employee director” as that term is defined under Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Compensation Committee may retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Compensation Committee Interlocks and Insider Participation
    During the fiscal year ended March 31, 2025, no member of the Compensation Committee was an officer or employee of our Company or any of our subsidiaries. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, no Compensation Committee interlocking relationship, as set forth under Item 407(e) of Regulation S-K, existed during the fiscal year ended March 31, 2025 between any member of the Board, the Compensation Committee or our executive officers.
Board and Committee Evaluations
    Our Corporate Governance Guidelines require the Board and each committee of the Board to conduct an annual self-evaluation to assess whether the Board and each committee is functioning effectively. The review focuses on the performance of the entire Board and each committee. In connection with each annual performance evaluation, the Company’s counsel separately surveys each director or committee member regarding an assessment of the Board’s or the committee’s performance, as applicable. The Board also reviews the NCG Committee’s recommendations concerning the performance and effectiveness of the Board and each of its committees. The NCG Committee also will review the individual performance of a director as circumstances warrant.
    Our bylaws provide that the Board may increase or decrease the number of directors by resolution of the Board, provided that the tenure of office of any incumbent director will not be affected by any decrease in the number of directors. Our bylaws also provide that any vacancy may be filled either by a majority of the remaining directors or by our shareholders at an annual meeting or a special meeting called for that purpose. Any director elected to fill a vacancy will hold office until the next annual election of directors and until their respective successor is elected and qualified.
Corporate Governance Guidelines, the Codes of Ethics and the Code of Conduct
    The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our Board, Board selection and composition, Board compensation, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, stock ownership guidelines, and director retirement policy.

The NCG Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the Board any changes to the guidelines.
    The Board also has adopted a Code of Conduct and a Code of Ethics, each of which are designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with the law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Company has established a policy designed to prohibit our executive officers, directors, and employees from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The Code of Ethics establishes procedures that apply to our officers, directors, employees and access persons with respect to their personal investments and investment transactions. The Code of Ethics generally does not permit investments by officers, directors, employees and access persons in securities that may be purchased or held by us.
    In addition, under the Code of Ethics, no employee of the Company, including our executive officers, together with their immediate family members, may engage in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the Company’s Chief Compliance Officer. Moreover, our executive officers, directors, and employees are prohibited from engaging in hedging transactions with respect to the Company’s securities.
    You may obtain a copy of the Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics on our website at www.capitalsouthwest.com/governance. The Company will disclose amendments to or waivers from a required provision of the Code of Ethics on Form 8-K.
Insider Trading Policies
The Company has adopted insider trading policies and procedures governing the purchase, sale, and disposition of its securities by its officers and directors that are reasonably designed to promote compliance with insider trading laws, rules and regulations.

Board Diversity

As of May 30, 2025, two directors are females, one of whom also identified as a racial/ethnic minority, and one director is a military veteran.

Risk Oversight
    The Board has an active role in overseeing management of Capital Southwest’s risk management. The Board regularly reviews information regarding Capital Southwest’s operational, financial, legal, regulatory, strategic and reputational risks, which are usually conveyed to the Board by the senior management of Capital Southwest. Because overseeing risk is an ongoing process and inherent in Capital Southwest’s strategic decisions, the Board discusses risk throughout the year during its meetings in relation to specific proposed actions. The Board delegates certain risk management oversight to the Board committees. In addition, as part of the Board's risk oversight, Ramona Rogers-Windsor, an independent director, also serves as a non-voting, observer on the Company's investment committee. While the Board oversees Capital Southwest’s overall risk management, management is responsible for the day-to-day risk management process.

The primary areas of risk oversight for which the Board and each Board committee is responsible are summarized in the chart below.

Board/Committee	Primary Areas of Risk Oversight
Board	Risks and exposures associated with strategic, financial and executive matters, including the annual operating plan and the strategic plan. The Board also has oversight over legal and regulatory exposures, cybersecurity and information systems risk, material acquisitions and divestitures.
Audit Committee	Risks and exposures associated with accounting, auditing, reporting, financial practices (including the integrity of Capital Southwest’s financial statements and related systems of internal controls), administration and financial controls, compliance with legal and regulatory requirements, including ethical business standards, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the performance of any non-audit services.
Compensation Committee	Risks and exposures associated with compensation, severance agreements, any succession plans and incentive and equity-based compensation plans for Capital Southwest employees and non-employee members of the Board, including with respect to compliance of compensation plans and arrangements with applicable regulations (including the exemptive order granted by the SEC), enforceability of our Compensation Recoupment Policy and compliance with our Stock Ownership and Holding Policy.
Nominating/Corporate Governance Committee	Risks and exposures related to governance of Capital Southwest and to the composition and organization of the Board including nominations and qualification criteria for membership, Board size, and Board education and evaluation.

Communication with the Board

    Shareholders and interested parties who wish to communicate with any member of the Board may do so by writing to: Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Board of Directors.
    Ms. Battist, the Chair of the Audit Committee, currently reviews all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Ms. Battist will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Battist will forward shareholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.

DIRECTOR COMPENSATION
The independent directors receive an annual retainer of $112,000 for service as a director, and are reimbursed for actual travel expenses related to attending Board meetings. In addition, any independent director that serves as a non-voting, observer on the Company's investment committee receives an annual retainer of $20,000. The independent directors also receive an additional quarterly fee of $5,000 to acquire additional shares of common stock to ensure compliance with the stock ownership requirement for our independent directors, as applicable. The non-executive Chairman of the Board and committee chairs also receive additional annual fees as follows:

Position	Annual Fee
Non-Executive Chairman of the Board	$40,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating/Corporate Governance Committee Chair	13,000

The Capital Southwest Corporation 2021 Non-Employee Director Restricted Stock Award Plan (the "Non-Employee Director Plan") provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board, each non-employee director receives a number of shares equivalent to approximately $50,000 based on the market value at the close of the Nasdaq Global Select Market on the date of grant. These shares are subject to forfeiture provisions that will lapse as to an entire award at the end of the one-year term.
The following table sets forth the total compensation paid to our non-employee directors for the fiscal year ended March 31, 2025.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Christine S. Battist	$152,000	$50,014	$202,014
David R. Brooks	172,000	50,014	222,014
Jack D. Furst	147,000	50,014	197,014
Ramona L. Rogers-Windsor	152,000	50,014	202,014
William R. Thomas	145,000	50,014	195,014

(1)Each director received an award of 2,090 restricted shares on August 9, 2024 under the Non-Employee Director Plan, which will vest 100% on August 9, 2025. These amounts represent the grant date fair value of the 2024 restricted share awards in accordance with FASB ASC Topic 718, Compensation — Stock Compensation ("ASC 718") based on the closing price of our common stock on the date of the grant. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each director had 2,090 unvested shares of restricted stock outstanding as of March 31, 2025. Please see the discussion of the valuation of these awards in Note 9 to the audited consolidated financial statements included in the Annual Report.

In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders. The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer. On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. Christine S. Battist became a director of the Company on August 2, 2018 and, as of the date of this Proxy Statement, she does not yet own shares of our common stock equal to 3.5 times her annual director retainer. Ramona L. Rogers-Windsor became a director of the Company on March 26, 2021 and, as of the date of this Proxy Statement, she does not yet own shares of our common stock equal to 3.5 times her annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.

EXECUTIVE OFFICERS
The following sets forth certain information regarding the executive officers of the Company, including those who are not directors of the Company. The address for each of the Company’s executive officers is 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225.
Michael S. Sarner. See “Director Nominees Biographies” for Mr. Sarner’s biography.
Chris T. Rehberger, 41, has served as our Chief Financial Officer and Secretary since February 2025 and our Treasurer since April 2024. Before that, he served as Executive Vice President of Finance of Capital Southwest since October 2015. Prior to joining Capital Southwest, from 2006 to 2015, Mr. Rehberger was a Vice President at American Capital, Ltd., a publicly traded BDC and global asset manager, where he was responsible for all aspects of planning, corporate strategy and debt capital markets activities. Mr. Rehberger holds a Bachelor of Science in Commerce with a concentration in finance from the McIntire School, and a Masters of Business Administration from Darden School of Business, both from the University of Virginia.
Joshua S. Weinstein, 47, joined the Company as a Principal in June 2015 to support the firm’s credit-focused investment activities, was promoted to Managing Director in April 2017, Senior Managing Director in April 2021, and Chief Investment Officer in April 2024. Mr. Weinstein came to the Company from H.I.G. WhiteHorse, where he was a Principal responsible for all aspects of the investment process including sourcing, structuring, analyzing and monitoring middle market credits. Prior to H.I.G. WhiteHorse, Mr. Weinstein was a Vice President of WhiteHorse Capital Partners, L.P., a leading credit investor and manager of syndicated first and second lien loans and held analyst positions with Morgan Stanley and Citigroup. He earned a Bachelor of Arts in Economics/Mathematics from Columbia University, a MBA degree from the Marshall School of Business at the University of Southern California and holds the Chartered Financial Analyst designation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each NEO; (2) each director and director nominee of the Company; (3) all of our directors and executive officers as a group; and (4) each person known to us to beneficially own 5% or more of our outstanding common stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire through the exercise of any stock option or other right within 60 days of the Record Date. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned. Percentage of ownership is based on 54,816,881 shares of common stock outstanding as of the Record Date. The number of shares held by beneficial owners of 5% or more of our outstanding common stock are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Independent Directors
Christine S. Battist(1)(2)	17,036	*
David R. Brooks(1),(3)	38,751	*
Jack D. Furst(1),(4)	84,755	*
Ramona L. Rogers-Windsor(1),(5)	17,238	*
William R. Thomas(1),(6)	600,090	1.1%
Interested Director
Michael S. Sarner(1),(7)	409,427	*
Executive Officers
Chris T. Rehberger(1),(8)	108,318	*
Joshua S. Weinstein(1),(9)	253,240	*
All directors and executive officers as a group (8 persons)	1,528,855	2.8%

*Less than 1%
(1)Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225. None of the shares of Capital Southwest’s common stock owned by our directors, director nominees or executive officers are pledged as security.
(2)Mr. Brooks has sole voting and dispositive power with respect to 38,751 shares of common stock, including 2,090 unvested restricted shares.
(3)Ms. Battist beneficially owns (i) 9,755 shares of common stock directly and (ii) 7,281 shares of common stock indirectly through Trust Agreement of Christine Sue Battist dated August 13, 2007, including 2,090 unvested restricted shares.
(4)Mr. Furst holds 45,755 shares of common stock directly, including 2,090 unvested restricted shares, and 39,000 shares indirectly through FMAB Partners, LP, a limited partnership controlled by Mr. Furst provided that he holds 50% of the membership interest in the sole general partner of FMAB Partners, LP.
(5)Ms. Rogers-Windsor has sole voting and dispositive power with respect to 17,238 shares of common stock, including 2,090 unvested restricted shares.
(6)Mr. Thomas holds 16,151 shares of common stock directly, including 2,090 unvested restricted shares. Mr. Thomas is President and sole manager of Thomas Heritage Company, L.L.C., the sole general partner (the “General Partner”) of Thomas Heritage Partners, Ltd. (the “Partnership”). In such capacity, Mr. Thomas has sole voting and dispositive power with respect to 571,939 shares owned by the Partnership. Mr. Thomas beneficially owns 12,000 shares of Capital Southwest's common stock held by his children.
(7)Mr. Sarner has sole voting and dispositive power with respect to 409,427 shares of common stock, including 151,645 unvested restricted shares.
(8)Mr. Rehberger has sole voting and dispositive power with respect to 108,318 shares of common stock, including 48,250 unvested restricted shares.

(9)Mr. Weinstein holds 251,690 shares of common stock directly, including 125,538 unvested restricted shares. Mr. Weinstein also beneficially owns 1,550 shares of common stock held by his children.

The following table sets forth as of the Record Date, the dollar range of our equity securities that is beneficially owned by each of our directors. We are not part of a "family of investment companies," as that term is defined in the 1940 Act.

Independent Directors	Dollar Range of Equity Securities Beneficially Owned in CSWC (1)(2)(3)
Christine S. Battist	Over $100,000
David R. Brooks	Over $100,000
Jack D. Furst	Over $100,000
Ramona Rogers-Windsor	Over $100,000
William R. Thomas	Over $100,000

Interested Director
Michael S. Sarner	Over $100,000

(1)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on Nasdaq of $20.62 per share as of the Record Date.
(3)The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

    The table below sets forth certain information as of March 31, 2025 regarding the registered shares of our common stock available for grant or granted under stock compensation plans that (1) were approved by our shareholders, and (2) were not approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Registered Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders (1)	—	$—	443,296
Equity compensation plans not approved by shareholders (2)	—	—	—
Total	—	$—	443,296
(1)Includes shares remaining under the 2021 Employee Plan and the Non-Employee Director Plan. The right to grant restricted stock awards under the 2010 Employee Plan terminated on July 18, 2021, ten years after the date that the 2010 Employee Plan was approved by the Company’s shareholders. For a description of the 2010 Employee Plan, the 2021 Employee Plan, and the Non-Employee Director Plan, please refer to Note 9 contained in our consolidated financial statements in the Annual Report.
(2)We have no equity compensation plans that were not approved by shareholders.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
    In accordance with Section 14A of the 1934 Act, we are asking our shareholders to provide advisory approval of the compensation of our NEOs as of March 31, 2025 as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. While this vote is advisory and non-binding, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for fiscal year ending March 31, 2026 and future periods. We currently provide our shareholders with an annual vote (on a non-binding basis) on executive compensation. The next advisory vote on executive compensation will occur at our 2026 annual meeting of shareholders.
    As described further in the “Compensation Discussion and Analysis” section of this Proxy Statement, our fiscal year ended March 31, 2025 compensation structure was developed and designed to:
•attract, retain and motivate exceptional executives;
•reward past performance and provide incentives for future performance;
•align executive compensation packages with the Company’s performance; and
•align our executive officer’s long-term interests with the interests of our shareholders.

    As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Section 57(n) of the 1940 Act provides that a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan,” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Because our compensation philosophy utilizes equity compensation incentives, the Compensation Committee is not permitted to use non-discretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals (see “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation” in this Proxy Statement).

    It is the intention of the Compensation Committee that our executive officers be compensated fairly, competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns. Our corporate governance structure (including our Compensation Recoupment Policy, our Stock Ownership and Holding Policy, and independent Compensation Committee) further supports our compensation programs and align the interests of our executive officers to that of our shareholders. The table below sets forth the best practice compensation features we have adopted.

Best Practice Compensation Features
✓ What we Do		✖ What we Don't Do
✓	DO balance both short-term and long-term incentives and cap payouts for awards under our short-term incentive program	✖	NO excessive perquisites or other benefits
✓	DO maintain rigorous stock ownership guidelines	✖	NO evergreen equity plan provisions
✓	DO maintain a compensation recoupment policy for incentive-based compensation	✖	NO guaranteed payout for cash incentive compensation
✓	DO appoint a compensation committee comprised solely of independent directors	✖	NO tax gross-ups

Vote Required

    The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our NEOs. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

    The Board recommends that shareholders approve our executive compensation program by approving the following advisory resolution:

    “RESOLVED, that the shareholders of Capital Southwest Corporation approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement relating to the fiscal year ended March 31, 2025 pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.
    If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the compensation of our NEOs in accordance with the recommendation of the Board.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation earned by our NEOs during the fiscal year ended March 31, 2025 who were:
•Michael S. Sarner, President and Chief Executive Officer (“CEO”)*;
•Chris T. Rehberger, Chief Financial Officer (“CFO”), Treasurer and Secretary**;
•Joshua S. Weinstein, Chief Investment Officer (“CIO”); and
•Bowen S. Diehl, Former President and CEO.***

* Mr. Sarner, CFO, Chief Compliance Officer and Secretary, succeeded Mr. Diehl as President and CEO of the Company on February 17, 2025.
** Mr. Rehberger, Executive Vice President of Finance and Treasurer, was promoted to the positions of CFO, Treasurer and Secretary of the Company on February 17, 2025.
*** Mr. Diehl stepped down as President and CEO on February 17, 2025.

Compensation Philosophy and Overview

The Compensation Committee has the primary authority to establish our compensation philosophy and the actual compensation levels for the NEOs and to administer all executive compensation arrangements and policies. The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive. These compensation programs are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives and the interests of shareholders, which we believe will contribute to the achievement of long-term sustainable investment returns. The key elements of our compensation philosophy include: (1) designing compensation programs that enable us to attract and retain the best talent in the industry in which we compete; (2) aligning executive compensation packages with the Company’s performance; and (3) using long-term equity awards to align employee and shareholder interests.

The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:
•sourcing and pursuing attractively priced investment opportunities in lower middle-market companies;
•building a well performing investment portfolio that generates sustainable income and capital gains that sustain and grow the Company’s distributions and net asset value per share;
•maintaining liquidity and capital flexibility to accomplish the Company’s business objectives, including the preservation of investor capital;
•attaining superior risk-adjusted returns on the Company’s investment portfolio; and
•promoting professional development and growth of individual executives, the management team and other employees.

The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Our CEO assists the Compensation Committee by providing recommendations regarding the compensation of our CFO, our CIO and other key employees based on the compensation objectives set by the Compensation Committee as well as current business conditions. The Compensation Committee exercises its discretion by modifying or accepting the CEO’s recommendations. The Compensation Committee determines our CEO’s compensation without assistance or consultation from our CEO. The CEO routinely attends a portion of the Compensation Committee meetings. However, the Compensation Committee meets in executive session without the CEO or other members of executive management from time to time.
In reviewing and deliberating over our fiscal 2025 compensation program, the Compensation Committee considered, among other things:
•the macroeconomic factors that may impact our portfolio;
•our business plan and underlying assumptions;
•the goal of maintaining alignment between our senior management and our shareholders through the use of short- and long-term incentive compensation;
•the benefits of maintaining a consistent approach to compensation and the structure of our compensation programs through business cycles;

•the anticipated performance of our compensation programs based on our business plan and current financial position; and
•information and reports prepared by proxy advisors, including Glass, Lewis & Co. and Institutional Shareholder Services Inc.

To determine the competitiveness of executive compensation levels, the Compensation Committee also reviews the compensation and benefits practices of a group of other internally managed BDCs, investment management firms, public real estate investment trusts and asset managers, and other specialty finance companies to evaluate corporate and, to the extent available, executive performance measures established to achieve total returns for shareholders. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other BDCs, but takes such data into account as a factor for determining the compensation of our NEOs.
1940 Act Restrictions on Company Performance Based Compensation
As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Consistent with Section 57(n) of the 1940 Act, a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Accordingly, Capital Southwest previously has adopted and maintained equity incentive plans for its NEOs. As a result, the 1940 Act prohibits Capital Southwest from maintaining a “profit-sharing plan.”
The term “profit-sharing plan” is defined very broadly in the 1940 Act, but, in this context, is generally viewed as referring to incentive and other compensation being directly tied to a company’s overall financial performance metrics, such as net income, realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based strictly on the company’s financial performance metrics.
Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use non-discretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals. Instead, the Compensation Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for NEOs and other key employees. The Compensation Committee’s objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.
2024 Shareholder Advisory Vote on Executive Compensation
At our 2024 annual meeting of shareholders, our shareholders approved an advisory vote with 91.3% of the votes cast in favor of our compensation philosophy, policies and procedures and the 2024 fiscal year compensation of the NEOs (the “Advisory Vote”). Subsequently, the Compensation Committee took into account the results of the Advisory Vote in determining compensation policies and decisions of the Company during the fiscal year ended March 31, 2025. The Advisory Vote indicated to the Compensation Committee that our shareholders are supportive of the Company's existing compensation program.
In all categories, we believe our compensation plan, taken as a whole, helps us attract, retain and motivate exceptional executive officers and other employees, while aligning compensation with the long-term success of the Company and the interests and concerns of our shareholders. It is the intention of the Compensation Committee that our executive officers and other employees be compensated competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns.

Elements of Executive Compensation
For the fiscal year ended March 31, 2025, the components of Capital Southwest’s compensation program for NEO’s included:

Compensation Element	Form of Compensation	Compensation Objective
Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is competitive to allow the Company to attract and retain executive talent
Annual Cash Incentive Opportunities	Cash awards paid on an annual basis	Reward NEOs who contribute to our financial performance and strategic success during the year and reward individual achievements
Long-term Equity Compensation Awards	Restricted stock awards are subject to a graded vesting over four years and are contingent on continued employment with the Company	Reward NEOs who contribute to our success through the creation of shareholder value, to provide meaningful retention incentives, to reward individual achievements and to align interests with shareholders
Other Benefits	Defined contribution plan and other employee benefit plans that are available to our general employee population	Provide competitive employee benefits and encourage employees’ retirement planning. Our NEOs participate in our defined contribution plan and other employee benefit plans on the same basis as our general employee population.
In the fiscal year ended March 31, 2025, our compensation program was comprised primarily of the following three elements: (1) base salary, (ii) annual cash bonus and (iii) long-term equity incentive compensation. The Compensation Committee does not allocate a fixed percentage of the NEO compensation packages to each of these elements. Instead, the Compensation Committee targets total compensation at levels comparable to other internally managed BDCs, investment management firms, public real estate investment trusts and asset managers, and other specialty finance companies. The long-term equity incentive compensation allows us to align a component of our compensation program over a longer-term to more closely align the interests of our NEOs with those of our shareholders. In designing our compensation program, the Compensation Committee seeks to achieve an appropriate balance among these elements to create a compensation program that incentivizes our NEOs to focus on financial and operating results in the near term and the creation of shareholder value over the long-term.
    Base Salaries
Salaries were determined by the Compensation Committee for each of the NEOs on an individual basis, taking into consideration individual contributions to overall company and individual performance, length of tenure, compensation levels for comparable positions within other internally managed BDCs and internal pay equity among similar positions within the Company. The Compensation Committee placed more emphasis on those compensation elements which are linked to long-term results.
For the fiscal year ended March 31, 2025, after consideration of the factors set forth above, the Compensation Committee determined the annual base salary of Mr. Sarner would increase to $500,000 as compared to $425,000 in fiscal 2024 and fiscal 2023. The Compensation Committee also determined the annual base salary of Mr. Rehberger to be $300,000 for fiscal 2025. The Compensation Committee determined the annual base salary of Mr. Weinstein would increase to $450,000 for fiscal 2025 as compared to $400,000 in fiscal 2024 and $365,000 in fiscal 2023. The Compensation Committee believes that the base salaries of our NEOs are appropriate for each NEO as a component of his overall compensation package. The Compensation Committed previously determined the annual base salary of Mr. Diehl would increase to $625,000 (of which he earned $549,279 through his separation date of February 17, 2025) as compared to $550,000 in fiscal 2024 and 2023.
    Annual Cash Incentive Opportunities
Annual cash incentive opportunities are intended to reward individual performance as well as operating results during the year and therefore can be highly variable from year to year. The Compensation Committee established the target annual cash incentive opportunities for the NEOs at the start of the year, taking into account the potential contribution by that NEO to overall company performance and each NEO’s industry experience, relative to the market. For the fiscal year ended March 31, 2025, the Compensation Committee set the annual cash incentive target at 125% of annual base salary for Mr. Sarner, 100% of annual base salary for Mr. Rehberger and 125% of annual base salary for Mr. Weinstein, each of which are consistent with fiscal 2024 and fiscal 2023.

At the start of each fiscal year, the Compensation Committee also establishes non-formulaic Company performance measures. The Compensation Committee strives to ensure that these non-formulaic performance measures used each year to evaluate NEO performance effectively align the performance of each individual NEO with the performance of the Company and the interests of shareholders. The fiscal 2025 non-formulaic Company performance measures used for determining the annual cash incentive for NEOs included, among other things, the following:
•Dividend growth;
•Preservation of net asset value;
•Capital raised;
•Portfolio growth;
•Portfolio non-accruals;
•Successful portfolio exits; and
•Operating leverage.

The Compensation Committee evaluated the overall outcome of these performance measures on a holistic basis in determining the annual cash incentive payout. In determining the cash incentive awards for the fiscal year ended March 31, 2025, the Compensation Committee considered the following: (1) declared $2.31 per share in regular cash dividends, an increase of 3.1% from the prior year, and $0.23 per share in supplemental cash dividends; (2) capital raised of approximately $471.1 million, consisting of (a) $25 million increase in commitments on the the Company’s senior secured revolving credit facility, (b) $50 million in additional commitments on the special purpose vehicle financing credit facility, (c) net proceeds of $223.1 million from the issuance of the 5.125% convertible notes due 2029, and (d) net proceeds of $178.5 million from the sale of shares pursuant to the Company's equity at-the-market program (the "ATM Program"); (3) $1.8 billion of investments at fair value, compared to $1.5 billion investments at fair value at the end of the prior year, an increase of 20.9%; and (4) LTM operating leverage, defined as total operating expenses, excluding interest expense, divided by annual average total assets, remained flat at 1.7%. Other factors considered by the Compensation Committee included: (1) maintaining an investment grade rating from each of Moody’s Investors Service, Inc. and Fitch Ratings, Inc.; (2) maintaining liquidity and capital flexibility and increasing such liquidity and capital flexibility when appropriate, to accomplish the Company’s business objectives and mitigate the potential impacts of macroeconomic factors and market volatility; and (3) efficient use of our ATM Program to issue common stock as needed while maintaining a conservative regulatory leverage ratio.
The Compensation Committee concluded that the performance of the Company and each individual NEO was at a consistently high level in fiscal 2025, resulting in excellent financial results. Based on the Board’s evaluation of fiscal 2025, Mr. Sarner was awarded an annual cash incentive of $558,095 (representing 89% of his target bonus), Mr. Rehberger was awarded an annual cash incentive of $300,000 (representing 100% of his target bonus) and Mr. Weinstein was awarded an annual cash incentive of $534,375 (representing 95% of his target bonus). The Compensation Committee believes the annual cash incentives earned by the NEOs are appropriate in relation to Capital Southwest’s financial performance for fiscal 2025. In an effort to maintain appropriate dividend growth and coverage, the Compensation Committee and management will continually assess the appropriate annual cash incentive levels paid to our NEOs.
    Long-Term Equity Compensation
The Board and its shareholders previously approved the Capital Southwest Corporation 2010 Restricted Stock Award Plan (the "2010 Employee Plan") and the 2021 Employee Plan. The 2010 Employee Plan previously allowed, and the 2021 Employee Plan allows, Capital Southwest to provide long-term stock-based compensation opportunities to certain key employees, including our NEOs. Capital Southwest utilizes long-term stock-based awards as a component of NEO compensation to: (1) align compensation with the creation of shareholder value; (2) create opportunities for increased stock ownership by executives; and (3) attain competitive levels of total compensation over the long-term.
    2010 Restricted Stock Award Plan
The right to grant restricted stock awards under the 2010 Employee Plan terminated on July 18, 2021, ten years after the date that the 2010 Employee Plan was approved by the Company's shareholders pursuant to its terms. Pursuant to the 2010 Employee Plan, the Compensation Committee awarded shares of restricted stock to plan participants in such amounts and on such terms as the Compensation Committee determined in its sole discretion, provided that such awards were consistent with the conditions in the SEC’s exemptive order. Each restricted stock grant was for a fixed number of shares as set forth in an award agreement between the grantee and Capital Southwest. Award agreements described the applicable time vesting schedules and other appropriate terms and/or restrictions with respect to awards. Participants who have received restricted stock awards will receive dividends at the same time as our shareholders do and will have voting rights with respect to such shares. The restricted stock granted under the 2010 Employee Plan vest ratably over four years.

2021 Employee Restricted Stock Award Plan
In connection with the termination of the 2010 Employee Plan, the Board and shareholders approved the 2021 Employee Plan as part of the compensation package for its employees, the terms of which are, in all material respects, identical to the 2010 Employee Plan. On July 19, 2021, we received an exemptive order that supersedes the prior exemptive order relating to the 2010 Employee Plan (the “Order”) to permit the Company to (i) issue restricted stock as part of the compensation package for its employees in the 2021 Employee Plan, and (ii) withhold shares of the Company’s common stock or purchase shares of the Company’s common stock from the participants to satisfy tax withholding obligations relating to the vesting of restricted stock pursuant to the 2021 Employee Plan.
On an annual basis, the Compensation Committee considers employee performance and future potential when determining the amount of restricted stock awards to recommend for each NEO. In addition, the Compensation Committee considers each NEO’s total cash compensation in relation to the proposed stock award and the effect of dilution of net asset value per share and earnings per share prior to awarding the stock grants. On April 24, 2024, the Board, through the Compensation Committee, approved restricted stock awards for our NEOs. Mr. Sarner was awarded 75,000 shares of restricted stock. The aggregate grant date fair value of the award was $1,965,000. The Compensation Committee's determination to grant this award is based on Mr. Sarner’s leadership in the strategic direction of the Company, his role in managing the financial aspects of our Company, and his leadership in matters relating to our capital structure, investment committee and investor relations. Mr. Sarner’s restricted stock awards also reflect his service as our CFO, Chief Compliance Officer, and Secretary during fiscal 2025. Mr. Rehberger was awarded 25,000 shares of restricted stock. The aggregate grant date fair value of the award was $655,000. The Compensation Committee's determination to grant this award is based on Mr. Rehberger's role in managing the financial aspects of the Company, overseeing the valuation process of the Company, and his leadership in matters relating to our capital structure. Mr. Rehberger's restricted stock awards also reflect his service as our Executive Vice President of Finance and Treasurer. Mr. Weinstein was awarded 60,000 shares of restricted stock. The aggregate grant date fair value of the award was $1,572,000. The Compensation Committee's determination to grant this award is based on Mr. Weinstein's role in originating, underwriting and managing our investment portfolio as well as his participation on the investment committee.
Other Benefits
Effective October 1, 2015, we established a qualified defined contribution plan (the “401(k) Plan”) intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan permits all full-time employees to defer a portion of their total annual compensation up to the maximum amount allowed under the Code. We make contributions to the 401(k) Plan on behalf of employees up to 4.5% of the employee’s eligible compensation, all of which is fully vested immediately. Mr. Sarner, Mr. Rehberger and Mr. Weinstein were eligible to participate in the 401(k) Plan in fiscal 2025 on the same basis as all other employees of the Company.
Additionally, the NEOs participate in the same benefit plans and programs as the Company’s other employees, including comprehensive medical and dental insurance and vision care.
The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.
Potential Payments upon Change in Control or Termination of Employment
Capital Southwest offers change-in-control benefits under its long-term incentive plans to motivate executives to focus on transactions that are likely in the best interests of Capital Southwest’s shareholders, even though such transactions may result in a loss of employment for the executives. Capital Southwest believes its programs are consistent with market practices and therefore also serve to attract and retain its executives. Restricted Stock awards granted under the 2010 Employee Plan and the 2021 Employee Plan that are outstanding at the time of a change of control will only vest upon such change in control if either (1) within two years following the change in control, the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Employee Plan and the 2021 Employee Plan.

Compensation Recoupment Policy
On November 28, 2023, our Board adopted a Compensation Recoupment Policy that applies to awards of incentive-based compensation, if any, received on or after October 2, 2023 by executive officers of the Company. Pursuant to the Compensation Recoupment Policy, the Company will promptly recover from current or former executive officers (including our NEOs) erroneously awarded incentive-based compensation received by any such executive officer in the event that the Company is required to restate its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. The term “incentive-based compensation” refers to any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any measure that is determined and presented in accordance with the accounting principles used to prepare the Company’s financial statements, and any measures that are derived wholly or in part from such measures (including stock price and total shareholder return metrics. The Compensation Recoupment Policy will be interpreted and administered in a consistent with applicable laws and regulations and Nasdaq listing requirements. We believe our Compensation Recoupment Policy supports our compensation structure and further aligns the interests of our executive officers to the interests and concerns of our shareholders. Our Compensation Recoupment Policy is attached as an exhibit to our Annual Report. As of the date hereof, the Company does not have any incentive-based compensation for its employees, including its executive officers.

Stock Ownership and Holding Policy
On April 25, 2018, our Board adopted a Stock Ownership and Holding Policy that is applicable to all of our executive officers.  The Stock Ownership and Holding Policy requires our CEO to own common stock equal to four times his annual base salary, our CFO to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their base salary.  Our executive officers are also required to hold 100% of all net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the vesting of restricted stock or the exercise of any stock options until the earlier of twelve months following vesting (or exercise for stock options) or their termination of employment.  Our executive officers’ compliance with the Stock Ownership and Holding policy will be measured as of March 31 of each year.  Our Compensation Committee has discretion under the Stock Ownership and Holding Policy to grant a waiver of these requirements upon request based on the personal circumstances of our executive officers. Currently, all of our NEOs are in compliance with the Stock Ownership and Holding Policy.
Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during the fiscal year ended March 31, 2025. Accordingly, there is no matter to report under Item 402(x) of Regulation S-K.
Compensation Policies and Practices as Related to Risk Management
Capital Southwest works to integrate sound risk management into its compensation programs. Capital Southwest implements a multi-faceted strategy to mitigate risk in compensation. Capital Southwest believes our focus on long-term stable compensation programs and our ability to retain long-term employees work to limit incentives to take unnecessary or imprudent risk-taking actions. Capital Southwest also provides stable fixed cash compensation to each of our executive officers to limit the financial exposure that our NEOs face as holders of significant equity in our enterprise.
During fiscal 2025, the Compensation Committee reviewed the elements of the Company's compensation programs to determine whether any portion of compensation encourages excessive risk-taking and concluded:
•compensation is allocated among base salary, cash bonus, and short-term and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;
•executive goals are appropriately established across several key metrics and criteria in order to avoid an outcome where the failure to achieve any individual target would result in a large percentage loss of compensation; and
•multi-year vesting of restricted stock coupled with our executive stock ownership and holding policy and maximum annual incentive opportunity policy properly account for the time horizon of risks.
In addition, the Compensation Committee believes that the total compensation paid to the NEOs in fiscal 2025 was consistent with the overall objectives of the Company’s executive compensation program.

COMPENSATION COMMITTEE REPORT*
We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with Capital Southwest’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Jack D. Furst (Chair)
Christine S. Battist
David R. Brooks
Ramona L. Rogers-Windsor
William R. Thomas

The material contained in the foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table includes information concerning compensation received by our NEOs during fiscal years ended March 31, 2025, 2024 and 2023, as applicable:

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
Michael S. Sarner,	2025	$500,000	$558,095	$1,965,000	$401,544	$3,424,639
President and Chief	2024	$425,000	$716,072	$1,190,170	$331,856	$2,663,098
Executive Officer	2023	$425,000	$795,435	$934,788	$272,456	$2,427,679
Chris T. Rehberger,(4)	2025	$300,000	$300,000	$655,000	$136,055	$1,391,055
Chief Financial Officer,
Secretary and Treasurer
Joshua S. Weinstein,(5)	2025	$450,000	$534,375	$1,572,000	$334,958	$2,891,333
Chief Investment Officer	2024	$400,000	$673,950	$1,020,149	$275,838	$2,369,937
	2023	$365,000	$683,139	$796,301	$209,917	$2,054,357
Bowen S. Diehl(6)	2025	$549,279	$—	$—	$3,915,196	$4,464,475
Former President and	2024	$550,000	$1,112,018	$1,700,254	$447,242	$3,809,514
Chief Executive Officer	2023	$550,000	$1,235,264	$1,347,186	$346,766	$3,479,216

(1)These amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts do not correspond to the actual value that will be recognized by our NEOs upon vesting of these grants. See Note 9 of the consolidated financial statements in the Annual Report regarding assumptions underlying valuation of equity awards.
(2)See “All Other Compensation” table below for information regarding amounts included in this column.
(3)Mr. Sarner served as Chief Financial Officer, Chief Compliance Officer and Secretary during fiscal years ended March 31, 2024 and 2023
(4)Mr. Rehberger did not serve as an executive officer of the Company during the fiscal years ended March 31, 2024 and 2023. Mr. Rehberger became an executive officer of the Company in connection with his promotion from Executive Vice President of Finance and Treasurer to Chief Financial Officer, Treasurer and Secretary on February 17, 2025.
(5)Mr. Weinstein served as the Chief Investment Officer of the Company during the fiscal year ended March 31, 2025 and served as a Senior Managing Director during the fiscal years ended March 31, 2024 and 2023.
(6)Mr. Diehl stepped down as the President and Chief Executive Officer of the Company on February 17, 2025.

All Other Compensation

Name and Principal Position	Fiscal Year	401K Plan Contributions	Dividends (1)	Separation Payment (2)	Total
Michael S. Sarner,	2025	$16,366	$385,178	$—	$401,544
President and	2024	$14,367	$317,489	$—	$331,856
Chief Executive Officer	2023	$14,022	$258,434	$—	$272,456
Chris T. Rehberger	2025	$13,500	$122,555	$—	$136,055
Chief Financial Officer, (3)
Secretary and Treasurer
Joshua S. Weinstein,(4)	2025	$16,091	$318,867	$—	$334,958
Chief Investment Officer	2024	$15,240	$260,598	$—	$275,838
	2023	$13,909	$196,008	$—	$209,917
Bowen S. Diehl	2025	$12,959	$384,416	$3,517,821	$3,915,196
Former President and	2024	$13,985	$433,257	$—	$447,242
Chief Executive Officer	2023	$14,582	$332,184	$—	$346,766
(1)These amounts reflect dividends received on unvested restricted shares held by the NEO.
(2)Mr. Diehl stepped down as President and Chief Executive Officer of the Company on February 17, 2025. In connection therewith, on February 17, 2025, the Company entered into a Transition and Release Agreement with Mr. Diehl (the "Transition Agreement"). Pursuant to the terms of the Transition Agreement, Mr. Diehl: (i) received 12 months’ regular base salary of $625,000 paid in a lump sum within 30 days following the effective date of the Transition Agreement; (ii) received payment of $375,000 in lieu of any bonus payment for the fiscal year ended March 31, 2025; and (iii) 107,324 shares of restricted stock previously issued under the 2021 Employee Plan was vested.
(3)Mr. Rehberger did not serve as an executive officer of the Company during the fiscal years ended March 31, 2024 and 2023. Mr. Rehberger became an executive officer of the Company in connection with his promotion from Executive Vice President of Finance and Treasurer to Chief Financial Officer, Treasurer and Secretary on February 17, 2025.
(4)Mr. Weinstein served as the Chief Investment Officer of the Company during the fiscal year ended March 31, 2025 and served as a Senior Managing Director during the fiscal years ended March 31, 2024 and 2023.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of a plan-based award to our NEOs in the fiscal year ended March 31, 2025.

Name	Grant Date	Stock Awards: Number of Shares of Stock (1)	Grant Date Fair Value of Stock Awards (2)
Michael S. Sarner	6/10/2024	75,000	$1,965,000
Chris T. Rehberger	6/10/2024	25,000	$655,000
Joshua S. Weinstein	6/10/2024	60,000	$1,572,000
Bowen S. Diehl(3)	6/10/2024	95,000	$2,489,000

(1)These restricted stock awards under the 2021 Employee Plan vest one-fourth each year beginning on the first anniversary of the grant date, subject to continued employment. Restricted stock awards entitle the holder to dividends and voting rights beginning on the grant date.
(2)The amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant.
(3)Mr. Diehl forfeited all 95,000 shares of restricted stock in connection with his departure from the Company on February 17, 2025.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the outstanding equity awards held by our NEOs as of March 31, 2025.

Name	Number of securities underlying unexercised Options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of shares of stock that have not vested(1)	Market value of shares of stock that have not vested(2)
Michael S. Sarner	—	—	—	—	—	151,645	$3,384,716
Chris T. Rehberger	—	—	—	—	—	48,250	$1,076,940
Joshua S. Weinstein	—	—	—	—	—	125,538	$2,802,008
Bowen S. Diehl	—	—	—	—	—	—	—

(1)With respect to Mr. Sarner, 9,704 shares of restricted stock will vest on June 10, 2025, 10,998 shares of restricted stock will vest on each of June 10, 2025 and 2026, 14,982 shares of restricted stock will vest on each of June 9, 2025, 2026 and 2027 and 18,750 shares of restricted stock will vest on each of June 10, 2025, 2026, 2027 and 2028. With respect to Mr. Rehberger, 3,125 shares of restricted stock will vest on June 10, 2025, 3,125 shares of restricted stock will vest on each of June 10, 2025 and 2026, 4,625 shares of restricted stock will vest on each of June 9, 2025, 2026 and 2027 and 6,250 shares of restricted stock will vest on each of June 10, 2025, 2026, 2027 and 2028. With respect to Mr. Weinstein, 8,277 shares of restricted stock will vest on June 10, 2025, 9,368 shares of restricted stock will vest on each of June 10, 2025 and 2026, 12,842 shares of restricted stock will vest on each of June 9, 2025, 2026 and 2027 and 15,000 shares of restricted stock will vest on each of June 10, 2025, 2026, 2027 and 2028.
(2)The value of the non-vested restricted stock was computed by multiplying the number of non-vested shares of restricted stock by $22.32, the closing stock price on March 31, 2025, the last trading day of fiscal 2025.

Equity Awards Vested in Fiscal Year

The following table provides information regarding the vesting of restricted stock by each of our NEOs for the fiscal year ended March 31, 2025. There were no option awards held by any of our NEOs for the fiscal year ended March 31, 2025.

	Equity Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Michael S. Sarner	49,566	$1,295,160
Chris T. Rehberger	15,301	$399,815
Joshua S. Weinstein	38,559	$1,007,547
Bowen S. Diehl(2)	172,652	$4,224,842

(1)The value realized equals the number of shares multiplied by the closing price on the day prior to the vesting date (not taking into account any withholding for the payment of taxes).
(2)Mr. Diehl acquired 107,324 shares upon vesting of restricted stock in connection with his departure from the Company on February 17, 2025 pursuant to the Transition Agreement.

Potential Payments Upon Termination or Change in Control
The agreements governing our restricted stock awards and our long-term cash incentive awards to employees, including NEOs, provide upon certain transactions involving a change in control or upon a participant’s death or disability (each as defined in the award agreement or plan documents), that unvested shares of restricted stock will fully vest and the long-term cash incentive awards would be paid. The acceleration of unvested restricted stock would apply to Mr. Sarner, Mr. Rehberger and Mr. Weinstein.
The following table quantifies potential compensation that would have become payable to each of our NEOs if their employment had terminated on March 31, 2025, given the closing price of our common stock on that date. In addition, the table quantifies the compensation that would have become payable to each of our NEOs assuming that a change in control of Capital Southwest had occurred on March 31, 2025, and determining any amounts that would be payable under all compensation agreements in effect as of that date. In the event of the consummation of a change in control in the Company, all outstanding awards granted under the 2010 Employee Plan and the 2021 Employee Plan will vest only where either (1) within two years following the change in control, the participant’s employment or service is involuntarily terminated for reasons other than for cause (as defined in the 2010 Employee Plan and the 2021 Employee Plan) or the participant terminates his or her employment or service for good reason (as defined in the 2010 Employee Plan and the 2021 Employee Plan) or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Employee Plan and the 2021 Employee Plan, as applicable (hereinafter referred to as “Double-Trigger Vesting”).

	Cash Payments	Acceleration of Equity Awards	Total
Michael S. Sarner
Termination for Cause	$—	$—	$—
Termination without Cause	—	—	—
Change in Control	—	—	—
Double-Trigger Vesting	—	3,384,716	3,384,716
Death or Disability	—	3,384,716	3,384,716
Chris T. Rehberger
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control	—	—	—
Double-Trigger Vesting	—	1,076,940	1,076,940
Death or Disability	—	1,076,940	1,076,940
Joshua S. Weinstein
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control	—	—	—
Double-Trigger Vesting	—	2,802,008	2,802,008
Death or Disability	—	2,802,008	2,802,008

Pay Ratio Disclosure
We are providing the following information about the relationship of the median of the annual total compensation of all of our employees (other than Mr. Sarner, our President and CEO, and Mr. Diehl, our former President and CEO) and the annual total compensation of Mr. Sarner. As of March 31, 2025, we determined that the median of the annual total compensation of all of our employees, other than our President and CEO, was $301,347 and the annual total compensation of Mr. Sarner, our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $3,424,639. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in fiscal 2025 was 11.4 to 1.
The pay ratio provided is a reasonable estimate as of March 31, 2025 calculated in a manner consistent with Item 402(u) of Regulation S-K. The data used to calculate the pay ratio are specific to the Company and its employee population.  As a result, our pay ratio may not be comparable to the pay ratios of other companies. We had 29 employees (excluding Mr. Sarner) as of March 31, 2025, all of whom were located in our Dallas, Texas office. To identify the median employee from our employee population, we compared the salary, bonus, restricted stock awards, 401(k) Plan employer match and dividends. Upon identifying our median employee, we combined all of the elements of such employee’s compensation for fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $301,347.  The Company annualized the salary and bonus component of total compensation for employees that were employed by the Company for less than the full fiscal year. We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table in this Proxy Statement.

Pay versus Performance
In accordance with the final rule adopted by the SEC in August 2022 implementing Section 953(a) of the Dodd-Frank Act, we are providing the following table that sets forth certain compensation measures for certain of our NEOs alongside certain performance metrics for the Company and certain of its industry peers:

										Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for CEO(1)	Summary Compensation Table Total for Former CEO(1)	Compensation Actually Paid to CEO(2)	Compensation Actually Paid to Former CEO(2)	Average SCT Total for Non-CEO NEOs(3)	Average SCT Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)	Average Compensation Actually Paid to Non-CEO NEOs(2)(4)	Total Shareholder Return(5)	S&P BDC Index Total Shareholder Return	Net Investment Income ($ in thousands)	Dividend Yield on NAV per Share(6)
2025	$3,424,639	$4,464,475	$2,989,288	$4,540,908	$2,141,194	$3,157,986	$1,890,602	$2,759,957	$299.30	$179.56	$118,182	15.1%
2024	—	3,809,514	—	4,987,139	—	2,516,518	—	3,307,026	300.18	180.56	110,005	15.1
2023	—	3,479,216	—	2,679,245	—	2,241,018	—	1,685,817	215.67	157.73	68,711	13.5
2022	—	3,164,276	—	3,352,122	—	2,329,343	—	2,435,312	247.81	191.41	42,687	15.7
2021	—	2,581,472	—	3,799,237	—	2,058,181	—	3,079,612	212.00	174.09	31,671	13.5
(1)For 2025, CEO refers to Michael S. Sarner and former CEO refers to Bowen S. Diehl. On February 17, 2025, Mr. Sarner, a non-CEO NEO, succeeded Mr. Diehl as the CEO. Mr. Diehl served as CEO in 2024, 2023, 2022, and 2021.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our CEO or Other NEOs. These amounts reflect the Summary Compensation Table Total (SCT) with certain adjustments as set forth in the following reconciliation table:

Name	Fiscal Year	SCT Total	SCT Stock Awards	Fair Value of Stock Awards Granted in the Covered Year	Change in Fair Value of Unvested Stock Awards from Prior Years	Fair Value of Stock Awards Granted and Vested in the Covered Year	Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	Fair Value of Stock Awards Forfeited	Compensation Actually Paid
CEO(1)	2025	$3,424,639	$(1,965,000)	$1,674,000	$(202,343)	$—	$57,992	$—	$2,989,288
Former CEO(1)	2025	4,464,475	—	—	—	—	76,433	—	4,540,908
	2024	3,809,514	(1,700,254)	2,136,876	624,947	—	116,056	—	4,987,139
	2023	3,479,216	(1,347,186)	1,127,199	(435,486)	—	(144,498)	—	2,679,245
	2022	3,164,276	(1,260,437)	1,083,702	116,138	—	248,443	—	3,352,122
	2021	2,581,472	(1,011,549)	1,476,543	580,766	—	172,005	—	3,799,237
NEO Average to CEO(3)	2025	2,141,194	(1,113,500)	948,600	(117,200)	—	31,508	—	1,890,602
NEO Average to Former CEO(4)	2025	3,157,986	(1,768,500)	1,506,600	(187,682)	—	51,553	—	2,759,957
	2024	2,516,518	(1,105,160)	1,388,962	427,257	—	79,449	—	3,307,026
	2023	2,241,018	(865,544)	724,206	(313,790)	—	(100,073)	—	1,685,817
	2022	2,329,343	(992,593)	853,414	77,290	—	167,858	—	2,435,312
	2021	2,058,181	(842,900)	1,230,478	490,818	—	143,035	—	3,079,612
(3)During the period in 2025 in which Michael S. Sarner was CEO, the Non-CEO NEOs were Chris T. Rehberger and Joshua S. Weinstein.

(4)During the period in 2025 in which Bowen S. Diehl was CEO, the Non-CEO NEOs were Michael S. Sarner and Joshua S. Weinstein. The Non-CEO NEOs for 2024, 2023 and 2022 were Michael S. Sarner and Joshua S. Weinstein. The Non-CEO NEO for 2021 was Michael S. Sarner.
(5)Total Shareholder Return represents the value of a hypothetical $100 investment beginning at market close on the last trading day of fiscal year ended March 31, 2020, assuming reinvestment of all dividends.
(6)Dividend yield on NAV per share is calculated by dividing total dividends paid by beginning NAV per share.
The graph below reflects the relationship between "Compensation Actually Paid to CEO" to "Average Compensation Actually Paid to Non-CEO NEOs" and total shareholder return for the Company and S&P BDC Index Total Shareholder Return. For purposes of the graph below, the "Compensation Actually Paid to CEO" for 2025 reflects the compensation actually paid to Mr. Diehl as CEO for the period from April 1, 2024 through February 17, 2025 and the compensation actually paid to Mr. Sarner as CEO for the period from February 17, 2025 (when he succeeded Mr. Diehl as CEO) through March 31, 2025.

$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
$350
$300
$250
$200
$150
$100
$50
$-
Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO
Total Shareholder Return
S&P BDC Index Total Shareholder Return

The graph below reflects the relationship between "Compensation Actually Paid to CEO" to "Average Compensation Actually Paid to Non-CEO NEOs" and net investment income per share. For purposes of the graph below, the "Compensation Actually Paid to CEO" for 2025 reflects the compensation actually paid to Mr. Diehl as CEO for the period from April 1, 2024 through February 17, 2025 and the compensation actually paid to Mr. Sarner as CEO for the period from February 17, 2025 (when he succeeded Mr. Diehl as CEO) through March 31, 2025.
The graph below reflects the relationship between "Compensation Actually Paid to CEO" to "Average Compensation Actually Paid to Non-CEO NEOs" and dividend yield on NAV per share. For purposes of the graph below, the "Compensation Actually Paid to CEO" for 2025 reflects the compensation actually paid to Mr. Diehl as CEO for the period from April 1, 2024 through February 17, 2025 and the compensation actually paid to Mr. Sarner as CEO for the period from February 17, 2025 (when he succeeded Mr. Diehl as CEO) through March 31, 2025.

$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Compensation Actually Paid
16.0%
15.5%
15.0%
14.5%
14.0%
13.5%
13.0%
12.5%
12.0%
Dividend Yield on NAV Per Share
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO
Dividend Yield on NAV per Share

As described above, restrictions imposed by the 1940 Act restrict the Compensation Committee’s ability to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. However, the Compensation Committee considers several financial performance metrics, along with other factors including operational goals and individual performance criteria, in determining the appropriate compensation for NEOs. Subject to the foregoing restrictions imposed by the 1940 Act, in the Company’s assessment, the following list of performance measures represent the most important performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance:
•total distributions paid to shareholders;
•distributable net investment income;
•portfolio growth (based upon the fair value of investments);
•portfolio non-accruals; and
•operating leverage.
Other key metrics considered by the Compensation Committee when determining the appropriate compensation for NEOs include net origination activities, maintenance of liquidity and capital flexibility and individual contributions to corporate objectives.

PROPOSAL THREE: APPROVAL OF THE AMENDED 2021 EMPLOYEE PLAN

General

The Company is seeking shareholder approval of the Amended 2021 Employee Plan to increase the total number of shares available for issuance thereunder by 1,850,000 (from 1,200,000 to 3,050,000). The 2021 Employee Plan was initially approved by the Board on March 26, 2021. In connection therewith, the Company's shareholders approved the 2021 Employee Plan on July 28, 2021 at the Company's 2021 Annual Meeting of Shareholders, and became effective on such date.

On May 14, 2025, the Board and the Compensation Committee unanimously approved the Amended 2021 Employee Plan. The Board and the Compensation Committee considered various aspects of the 2021 Employee Plan in approving the amendment, including the number of shares reserved for issuance thereunder, the number of shares currently available for issuance thereunder, the Company’s historic grant rates, the cost of issuing additional shares, the Company’s existing and anticipated number of employees, the impact of share dilution on the Company’s shareholders, the role of equity-based incentive compensation in the Company’s executive compensation program, as described more fully in the “Compensation Discussion and Analysis” section in this Proxy Statement, and the long-term equity-based incentive compensation programs of other internally managed BDCs. The Board and Compensation Committee believe that the proposed increase in the number of shares available for issuance under the 2021 Employee Plan is necessary for retaining the flexibility to grant equity-based incentive compensation at optimal levels to motivate, reward and retain the Company’s executive officers and key employees for their contributions to the growth and success of the Company.

The Board unanimously recommends that shareholders approve the Amended 2021 Employee Plan. If this proposal is approved by shareholders, the Amended 2021 Employee Plan will become effective immediately. If this proposal is not approved by shareholders, the Amended 2021 Employee Plan will not become effective, the existing 2021 Employee Plan will continue in full force and effect under its current terms, and the Company may continue to grant awards under the 2021 Employee Plan, subject to its terms, conditions and limitations, using the remaining shares available for issuance thereunder.
Key Reasons to Approve the Amended 2021 Employee Plan

The Board and the Compensation Committee believe that the Company’s successful performance depends on its ability to offer fair compensation packages to its professionals that are competitive with those offered by other investment management businesses. While the Company recognizes that employee retention is critical for all companies, the Company also believes that the highly specialized nature of its business, the competitiveness of its market and the small size of its employee base relative to its assets and revenue make such retentions even more critical for the Company. In that regard, the ability to offer equity-based compensation to its employees, which aligns employee behavior with shareholder interests and provides a retention tool, is vital to the Company’s future growth and success.

The 2021 Employee Plan enables the Company to offer employees compensation packages that are more competitive with those offered by other lending businesses and investment management businesses, which enhances the ability of the Company to attract and retain superior senior management and other key personnel. Continuing to offer competitive compensation packages is critical to the Company’s ability to generate the best possible risk-adjusted returns for its shareholders. It is also common market practice to make equity a meaningful element of the compensation of executive officers and key employees.

The 2021 Employee Plan currently authorizes the issuance of up to 1,200,000 shares to eligible employees and, as of May 30, 2025, 461,892 shares remained available for issuance under the 2021 Employee Plan. Since the Company's shareholders approved the 2021 Employee Plan in 2021, the shares available for issuance thereunder have been depleted and the Company’s employee count, market capitalization and total assets have each increased. Without increasing and maintaining a sufficient share reserve under the 2021 Employee Plan, the Company will not be able to offer equity awards as a component of its compensation packages going forward and will be at a competitive disadvantage in attracting, retaining and motivating employees. If approved, there will be 2,311,892 shares available for issuance under the Amended 2021 Employee Plan. No distribution or allocation of these new shares of common stock is determinable at this time. Future awards under the Amended 2021 Employee Plan will be made at the sole discretion of the Compensation Committee.

Vote Required

The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required for the approval of this proposal. Abstentions have the same effect as votes cast against the proposal, while broker non-votes will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

Summary of the Amended 2021 Employee Plan

The Amended 2021 Employee Plan is only increasing the total number of shares available for issuance thereunder by 1,850,000 (from 1,200,000 to 3,050,000). Other than the foregoing, the terms of the Amended 2021 Employee Plan are identical to the 2021 Employee Plan adopted by the Company's shareholders in 2021. The following is a summary of the material features of the Amended 2021 Employee Plan for which we are seeking shareholder approval. It may not contain all of the information important to our shareholders. Our shareholders are encouraged to read the Amended 2021 Employee Plan, a copy of which is attached as Appendix A to this Proxy Statement.

General. The Amended 2021 Employee Plan contemplates the grant of restricted shares of common stock to eligible employees of the Company. We will utilize the shares authorized under the Amended 2021 Employee Plan to continue our practice of incentivizing key individuals through annual equity grants. Each restricted stock award agreement may include additional restrictions as determined by the Compensation Committee, in its discretion, provided that such restrictions are not inconsistent with the Amended 2021 Employee Plan. Restricted stock awards granted under the Amended 2021 Employee Plan will receive dividends or distributions made on the common stock of the Company and recipients of restricted stock awards will be entitled to vote their restricted shares.

Eligibility. Subject to the terms of the Amended 2021 Employee Plan, any employee selected by our Compensation Committee will be eligible to receive restricted stock awards under the Amended 2021 Employee Plan. As of the date of this Proxy Statement, there are currently 30 employees of the Company.

Number of Shares Authorized. Pursuant to the 2021 Employee Plan, the Board originally reserved 1,200,000 shares of restricted stock for issuance to the participants. If shareholders approve the Amended 2021 Employee Plan, the shares of restricted stock available for issuance to participants will increase from 1,200,000 to 3,050,000. Subject to certain adjustment as provided under the Amended 2021 Employee Plan, the maximum amount of restricted stock that may be issued and outstanding will not at the time of issuance of any restricted stock exceed 10% of the Company's outstanding voting securities.

Administration. The Amended 2021 Employee Plan will continue to be administered by the Compensation Committee. The Compensation Committee has the power to select plan participants and to grant restricted stock awards on terms the Compensation Committee considers appropriate. In addition, the Compensation Committee will continue to have the authority to interpret the Amended 2021 Employee Plan, to adopt, amend or waive rules or regulations for the Amended 2021 Employee Plan’s administration, and to make all other determinations for administration of the Amended 2021 Employee Plan.

Term. The Amended 2021 Employee Plan will terminate on July 28, 2031, the 10 year anniversary of the date that the 2021 Employee Plan was approved by our shareholders. The Board may, in its discretion, terminate the Amended 2021 Employee Plan at any earlier time. In any event, termination of the Amended 2021 Employee Plan will not affect the rights of participants under any awards then outstanding under the Amended 2021 Employee Plan.

Reasonable Plan Limits and Limited Share Recycling. Subject to adjustment as described in the Amended 2021 Employee Plan, the aggregate number of shares of our common stock available for awards granted under the Amended 2021 Employee Plan will be limited to 3,050,000 shares of our common stock: (1) minus one share for every one share subject to an award granted under the Amended 2021 Employee Plan; and (2) plus any shares of our common stock that become available under the Amended 2021 Employee Plan as a result of forfeiture, surrender, cancellation, termination or expiration of awards.

If any award granted under the Amended 2021 Employee Plan is cancelled, surrendered, terminated, forfeited or expires, the shares of our common stock subject to the award will, to the extent of such cancellation, surrender, termination, forfeiture or expiration, again be available for issuance under the Amended 2021 Employee Plan. Shares of our common stock withheld by us or tendered or otherwise used to satisfy tax withholding obligations, however, will not be added (or added back, as applicable) to the aggregate number of shares of our common stock available for issuance under the Amended 2021 Employee Plan.

Minimum Vesting Period. The Amended 2021 Employee Plan will continue to provide that all restricted stock awards granted under the Amended 2021 Employee Plan must have a minimum vesting period of at least one year as of the grant date, except that up to an aggregate of 5% of the maximum number of shares available for issuance under the Amended 2021 Employee Plan may be used for awards that do not comply with the one-year minimum vesting period as of the grant date.

Termination. If the employment of a recipient of restricted stock awards is terminated for any reason other than death or disability, the recipient’s unvested restricted stock will be forfeited on the date of termination. If employment ended due to death or disability, the recipient’s unvested restricted stock will immediately vest.

Double Trigger Change in Control. The Amended 2021 Employee Plan will continue to provide that, in the event of the consummation of a change in control of the Company, all outstanding awards granted under the Amended 2021 Employee Plan will vest if either (1) within two years following the change in control, the participant’s employment or service is involuntarily terminated for reasons other than for Cause (as defined in the Amended 2021 Employee Plan) or the participant terminates his or her employment or service for Good Reason (as defined in the Amended 2021 Employee Plan) or (2) such awards are not assumed or converted into replacement awards in a manner described in the Amended 2021 Employee Plan. No adjustments may change the vesting schedule for any outstanding restricted stock award upon a change in control.

“Change in Control” under the Amended 2021 Employee Plan means:

•the date any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of common stock possessing 51% or more of the total voting power of the common stock of the Company;
•individuals who at any time during the term of the Amended 2021 Employee Plan constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this provision, considered as though such person were a member of the Incumbent Board;
•any consolidation or merger to which the Company is a party, if following such consolidation or merger, shareholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or
•any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the shareholders of the Company immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

Detrimental Activity and Recapture. Any restricted stock award may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, in accordance with our Clawback Policy from time to time, if any participant engages in any detrimental activity as defined in our Clawback Policy. Our Clawback Policy applies to our executive officers.

Transferability. Awards granted under the Amended 2021 Employee Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, voluntarily or involuntarily, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”).

Certain U.S. Federal Income Tax Considerations. The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Amended 2021 Employee Plan. The discussion is for general informational purposes only and does not purport to address specific U.S. federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address foreign, state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE AMENDED 2021 EMPLOYEE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE FOREIGN, STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Generally, a grant of restricted stock under the Amended 2021 Employee Plan will not result in taxable income to the recipient for U.S. federal income tax purposes at the time of the grant. The value of restricted stock generally will be taxable to the recipient as ordinary income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions lapse. Any recipient, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the restricted stock on the date of grant as ordinary income in the year of the grant, provided the recipient makes the election within 30 days after the date of the grant.

On the date the restricted stock vests (assuming no Section 83(b) election has been made), the shares are released to the participant and available for sale or transfer (subject to the Company’s share retention guidelines). In accordance with the applicable regulations of the Internal Revenue Service (the “IRS”), the Company requires the recipient to pay to it an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time the restrictions on the shares lapse or the recipient makes a Section 83(b) election. Where the cumulative withholding for all employees exceeds $100,000, the amounts withheld generally must be deposited with the IRS by the next business day; therefore, procedures generally must be implemented to collect the withholding from employees on the vesting date itself or as soon as possible thereafter.

Withholding. In lieu of receiving a cash payment or withholding from other compensation from a participant, typically a stock plan will provide for the withholding of shares equal in value at the vesting date to the monetary amount of the company’s withholding obligation, sometimes referred to as a “net share settlement.” In this scenario, shares with value equal to the tax payment are withheld from the award and may be returned to the plan reserve, if permitted under the terms of the plan or award agreement. If the Company withholds shares to satisfy this withholding tax obligation, instead of cash, the recipient nonetheless will be required to include in income the fair market value of the shares withheld.

The Amended 2021 Employee Plan incorporates this concept of “net share settlement.” Specifically, it provides that the Company will be authorized to withhold the Company’s common stock (in whole or in part) from any award of restricted shares granted at the time the restricted stock is taxed in satisfaction of a participant’s tax obligations. However, no such withholding of shares will take place except pursuant to written assurance from the SEC staff or exemptive relief from the SEC. On July 19, 2021, the Company received exemptive relief from the SEC to permit the Company to withhold shares of the Company’s common stock or purchase shares of the Company’s common stock from the participants to satisfy tax withholding obligations relating to the vesting of restricted stock pursuant to the 2021 Employee Plan.

The Company has the right to deduct from the payment of any restricted stock awards all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the restricted stock award. The participant has the right to satisfy his or her withholding tax obligations by transferring to the Company the shares of the Company’s common stock owned by the participant equal in value to the monetary amount of the withholding obligation.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDED 2021 EMPLOYEE PLAN

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the Amended 2021 Employee Plan in accordance with the recommendation of the Board.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The Audit Committee and the Board has appointed RSM US LLP to serve as the independent registered accounting firm for the Company for the fiscal year ending March 31, 2026.
SEC regulations and the Nasdaq Stock Market Rules require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider the appointment.
RSM US LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. A representative of RSM US LLP will be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to appropriate questions you may have.
Vote Required
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026.
    If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of the appointment of RSM US LLP as our independent registered accounting firm for the fiscal year ending March 31, 2026 in accordance with the recommendation of the Board.

Audit and Other Fees Paid to our Independent Registered Public Accounting Firm
The following table sets forth fees for services rendered by RSM US LLP for the fiscal years ended March 31, 2025 and 2024 as of the date of this Proxy Statement.

Service	2025	2024
Audit Fees (1)	$893,550	$761,250
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$893,550	$761,250

(1)Audit fees include fees billed for the audit of our financial statements included in the Annual Report, the review of financial statements included in our Quarterly Reports on Form 10-Q, and for services that are provided by RSM US LLP in connection with statutory regulatory filings or engagement (including fees for comfort letters).
(2)Audit related fees would include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent accountant, such as attest services that are not required by statute or regulation.
(3)Tax fees would include professional services rendered for corporate and subsidiary tax compliance and consulting.
(4)Fees for other services would include fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT*
As of the date of this report, the Audit Committee is currently composed of five members of the Board. Each member is an independent director as required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and Nasdaq Stock Market Rules. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee's charter is available on Capital Southwest’s website at https://www.capitalsouthwest.com/investor-relations/corporate-governance.

The Audit Committee oversees Capital Southwest’s financial reporting process and system of internal controls over financial reporting on behalf of the Board. Management is responsible for preparing Capital Southwest’s financial statements and Capital Southwest’s reporting process, including Capital Southwest’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the valuation of securities and other significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or U.S. generally accepted accounting principles (“GAAP”). The Audit Committee relies, without independent verification, on the information provided to them and on the representations made by management and Capital Southwest’s independent registered public accounting firm.
Audit Firm Selection/Ratification
The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s registered independent auditors.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. RSM US LLP has been the Company’s independent registered public accounting firm since June 2017.

When conducting its latest review of RSM US LLP, the Audit Committee actively engaged with RSM US LLP’s engagement partners and considered, among other factors:

•the professional qualifications of RSM US LLP and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;
•RSM US LLP’s historical and recent performance on the Company’s audits, including the extent and quality of RSM US LLP’s communications with the Audit Committee related thereto;
•management’s assessment of RSM US LLP’s performance;
•the appropriateness of RSM US LLP’s fees relative to both efficiency and audit quality;
•RSM US LLP’s independence policies and processes for maintaining its independence;
•reports of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on RSM US LLP;
•RSM US LLP’s tenure as the Company’s independent registered public accounting firm and its related depth of understanding of the Company’s businesses, operations and systems and the Company’s accounting policies and practices;
•RSM US LLP’s demonstrated professional integrity and objectivity; and
•the relative benefits, challenges, overall advisability and potential impact of selecting a different independent registered public accounting firm.

As a result of this evaluation, the Audit Committee approved the appointment of RSM US LLP for the fiscal year ending March 31, 2026.

Pre-Approval Policy

The Audit Committee has determined that the provision of non-audit services by RSM US LLP was compatible with maintaining RSM US LLP’s independence. At its regularly scheduled and special meetings, the Audit Committee considers and pre-approves all audit, audit related and non-audit services to be performed by our independent accountants in accordance with its pre-approval policy. In accordance with the Audit Committee’s charter, the Audit Committee approves in advance all audit, audit related and tax services to be provided by our independent registered public accounting firm. During fiscal 2025, 100% services were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, RSM US LLP, was responsible for performing an independent audit of Capital Southwest’s consolidated financial statements for the fiscal year ended March 31, 2025 in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of those audited financial statements with GAAP. The Audit Committee reviewed with RSM US LLP its judgment as to the quality, not just the acceptability, of Capital Southwest’s accounting principles, the reasonableness of the valuation of securities and other significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee by Statements on Auditing Standards No. 1301, as adopted by the PCAOB in Rule 3200T and by Rule 2‑07 under Regulation S-X under the 1934 Act, Communications with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning RSM US LLP’s independence, and has discussed with RSM US LLP the independent accountant’s independence.
The Audit Committee discussed with RSM US LLP the overall scope and plans for their audit and also met with them, with and without management present, to discuss the results of their audit, their evaluation of Capital Southwest’s system of internal controls over financial reporting and the overall quality of Capital Southwest’s financial reporting.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2025 with management and RSM US LLP and also discussed with management and RSM US LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany our periodic filings with the SEC.
Conclusion
Based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, all of the Audit Committee members, whose names are listed below, recommended to the Board that the Board approve the inclusion of the audited consolidated financial statements for the fiscal year ended March 31, 2025 in the Annual Report on Form 10‑K.

Audit Committee
Christine S. Battist (Chair)
David R. Brooks
Jack D. Furst
Ramona L. Rogers-Windsor
William R. Thomas

*    The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have written procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to limited exceptions.
In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with CSWC, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. The Audit Committee is responsible for approving related party transactions exceeding $50,000 in aggregate value.
In addition, our Code of Conduct and our Code of Ethics, which are applicable to all of our employees, officers and directors, require that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Conduct and our Code of Ethics are available at www.capitalsouthwest.com/governance.
PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains the privacy policies of Capital Southwest and its affiliated companies. This notice supersedes any other privacy notice you may have received from Capital Southwest, and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about Capital Southwest, and send you proxy statements or other information required by law.

We will periodically review the way that third-party service providers handle information and ensure that it is in compliance with our standards of security and confidentiality. We do not share your information with any non-affiliated third party except as described below.

•The People and Companies that Make Up Capital Southwest. It is our policy that only authorized employees who need to know your personal information will have access to it. Capital Southwest personnel who violate our privacy policy are subject to disciplinary action.

•Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

OTHER MATTERS
As of the mailing date of this Proxy Statement, the Board knows of no other matters to be presented at the Annual Meeting. Should any of the matters requiring a vote of the shareholders arise at the Annual Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.
Shareholder Proposals for 2026 Annual Meeting
Any shareholder proposal for the 2026 annual meeting of shareholders must be sent to our corporate secretary at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement for the 2026 annual meeting of shareholders is 5 p.m., Central Time, on January 30, 2026. Our NCG Committee will review all shareholder proposals and makes recommendations to the Board for action on such proposals. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2026 annual meeting of shareholders.

Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the 2026 annual meeting of shareholders (other than proposals submitted pursuant to Rule 14a-8 under the 1934 Act) must give us written notice between January 30, 2026 and March 2, 2026, unless the 2026 annual meeting of shareholders is called for a date that is not within 30 days before or after the anniversary of the Annual Meeting, in which case notice must be received in compliance with our bylaws. The notice must comply with the requirements of our bylaws and any applicable law. Any such business should be addressed to our corporate secretary at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary. Any proposal or nomination that is not timely received by our Secretary or otherwise does not meet the requirements set forth in our bylaws or applicable SEC rules may not be considered at the next annual meeting.

Reduce Duplicate Mailings
We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions, we or your broker may discontinue mailings of multiple copies.
Once you have received notice from the account holder or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of the Notice of Internet Availability of Proxy Materials and you wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your name. You can notify us by sending a written request to Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary, or by contacting us at (214) 238‑5700, and we will promptly deliver materials as requested.

CSWC

CAPITAL SOUTHWEST

CAPITAL SOUTHWEST CORPORATION
ATTN: ALLY BENSON
8333 DOUGLAS AVE, SUITE 1100
DALLAS, TX 75225

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Annual Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 23, 2025 for shares held directly in a brokerage account or bank, and by 11:59 p.m. Eastern Time on July 21, 2025 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - Go to **www.virtualshareholdermeeting.com/CSWC2025**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 23, 2025 for shares held directly in a brokerage account or bank, and by 11:59 p.m. Eastern Time on July 21, 2025 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75439-P34475 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CAPITAL SOUTHWEST CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

	For All	Withhold All	For All Except
1. To elect six directors to serve until the 2026 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Christine S. Battist
02) David R. Brooks
03) Jack D. Furst
04) Ramona Rogers-Windsor
05) Michael S. Sarner
06) William R. Thomas

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Capital Southwest Corporation's named executive officers.	☐	☐	☐
3. Approve an amendment to the Capital Southwest Corporation 2021 Employee Restricted Stock Award Plan.	☐	☐	☐
4. To ratify the appointment of RSM US LLP as Capital Southwest Corporation's independent registered public accounting firm for the fiscal year ending March 31, 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V75440-P34475

CAPITAL SOUTHWEST CORPORATION
Annual Meeting of Shareholders
July 24, 2025 9:00 AM, CDT
This proxy is solicited on behalf of the Board of Directors

The shareholders hereby appoint Michael S. Sarner and Amy Baker, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Capital Southwest Corporation (the "Company"), that the shareholders are entitled to cast at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on July 24, 2025, virtually, and any adjournment or postponement thereof (the "Annual Meeting"). The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement, and the Company's Annual Report for the fiscal year ended March 31, 2025, and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy is revocable and will be voted as directed by the undersigned on the reverse side. This proxy card, when properly executed, will be voted in the manner directed herein. If you validly sign and return this proxy card but give no instructions, the shares covered on this proxy card will be voted "FOR" each of the proposals in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

EXHIBIT A

CAPITAL SOUTHWEST CORPORATION

AMENDED AND RESTATED 2021 EMPLOYEE RESTRICTED STOCK AWARD PLAN

1. PURPOSE

This Plan is intended to foster and promote the long-term financial success of Capital Southwest Corporation and its Subsidiaries (the “Company Group”); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group’s businesses are largely dependent; to encourage Participants’ ownership interest in Capital Southwest Corporation; and to align the interests of employees with that of the Company’s shareholders.

2. DEFINITIONS

(a) “1940 Act” means the Investment Company Act of 1940, as amended.

(b) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such term is defined in Code Sections 424(e) and 424(f).

(c) “Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of a Restricted Stock Award.

(d) “Board of Directors” means the board of directors of the Company.

(e) “Cause” means, unless otherwise specified in the Award Agreement or in an employment agreement with any member of the Company Group, with respect to a Participant:

(i) Commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Employee to the detriment of any Company Group member;

(ii) Conviction of, or entering into a plea of nolo contendere to, a felony;

(iii) In the case of an Employee, repeated failures to perform his responsibilities that are demonstrably willful and deliberate;

(iv) Intentional, repeated or continuing violation of any of the applicable Company Group member’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated such policy or procedure; or

(v) Any material breach of a written covenant or agreement with a Company Group member, including the terms of this Plan or any material breach of fiduciary duty to a Company Group member.

A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his resignation or discharge that discharge for Cause was warranted.

(f) “Change in Control” means

(i) The date any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of Common Stock possessing 51% or more of the total voting power of the Common Stock of the Company;

(ii) Individuals who at any time during the term of this Agreement constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board;

(iii) Any consolidation or merger to which the Company is a party, if following such consolidation or merger, shareholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

(iv) Any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the shareholders of the Company immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board of Directors.

(i) “Common Stock” means the Common Stock of the Company, par value, $0.25 per share.

(j) “Company” means Capital Southwest Corporation, a corporation organized under the laws of the State of Texas, and all successors to it.

(k) “Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting a Restricted Stock Award.

(l) “Disability” has the meaning set forth in Code Section 22(e)(3).

(m) “Effective Date” means the date the Plan is approved by the shareholders of the Company.

(n) “Employee” means any person employed by the Company or a Subsidiary. Directors who are employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” on any date means the closing sales price of the Common Stock on the Nasdaq Global Select Market (or any other such exchange on which the Common Stock may be traded in the future) on the date of determination. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(q) “Good Reason” means, unless otherwise specified in the Award Agreement or in an employment agreement with any member of the Company Group, with respect to a Participant, any one or combination of the following events without the Participant’s consent:

(i) A diminution in the Participant’s compensation;

(ii) a diminution in the Participant’s authority, duties or responsibilities; and

(iii) a relocation of 50 miles or more of the Participant’s primary work location.

A Participant shall be considered to have terminated for Good Reason only if: (A) the Participant provides notice to the Company of the Good Reason event(s) within 30 days of the initial occurrence of such event(s); (B) the Company has 60 days from the date such notice is received to cure such Good Reason event(s) but fails to do so; and (C) the Participant voluntarily terminates employment within 6 months of the initial occurrence of such Good Reason event(s).

(r) “Participant” means any person who holds an outstanding Restricted Stock Award.

(s) “Plan” means this Capital Southwest Corporation Amended and Restated 2021 Employee Restricted Stock Award Plan.

(t) “Restricted Stock” or “Restricted Stock Award” means, individually or collectively, a grant of Shares under the Plan.

(u) “Share” means a share of Common Stock.

(v) “Subsidiary” means any subsidiary of the Company.

(w) “Termination of Service” shall mean the termination of employment of an Employee by the Company and any Subsidiaries. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s leave of absence is approved by the Committee. Except as otherwise provided in any Award Agreement, the Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be a Subsidiary (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

3. ADMINISTRATION

The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan and subject to the approval by the required majority of the Company’s directors, as defined in Section 57(o) of the 1940 Act:

(a) The Committee shall have the sole and complete authority to:

(i) Determine the Employees to whom Restricted Stock Awards are granted, the type and amounts of Restricted Stock Awards to be granted and the time of all such grants;

(ii) Determine the terms, conditions and provisions of, and restrictions relating to, each Restricted Stock Award granted;

(iii) Interpret and construe the Plan and all Award Agreements;

(iv) Prescribe, amend and rescind rules and regulations relating to the Plan;

(v) Determine the content and form of all Award Agreements;

(vi) Determine all questions relating to Restricted Stock Awards under the Plan, including whether any conditions relating to a Restricted Stock Award have been met;

(vii) Consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Restricted Stock Award or amend the exercise date or dates thereof;

(viii) Determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Restricted Stock Award;

(ix) Maintain accounts, records and ledgers relating to Restricted Stock Awards;

(x) Maintain records concerning its decisions and proceedings;

(xi) Employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xii) Do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

(b) Each Restricted Stock Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the number of Shares subject to the Restricted Stock Award; (ii) the expiration date of the Restricted Stock Award; (iii) the manner, time, and rate (cumulative or otherwise) of vesting of such Restricted Stock Award; and (iv) the restrictions, if any, placed upon such Restricted Stock Award, or upon Shares which may be issued upon vesting of such Restricted Stock Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company and to cause them to be delivered to the recipients of Restricted Stock Awards.

4. STOCK SUBJECT TO THE PLAN

(a) General Limitations.

(i) Subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares reserved for issuance in connection with Restricted Stock Awards under the Plan is 3,050,000 Shares. Subject to adjustment as provided in Section 11 of the Plan, the total number of Shares that may be outstanding as Restricted Stock under the Plan and the Company’s 2021 Non-Employee Director Restricted Stock Award Plan (together, the “Plans”) shall not exceed 10% of the outstanding Shares on the effective date of the Plan plus 10% of the Shares issued or delivered by the Company (other than pursuant to any Employee compensation plans) during the term of the Plans.

(ii) The amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company; provided, however, that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(b) Other Rules.

(i) The number of Shares associated with a Restricted Stock Award originally counted against the limitations as the result of the grant of the Restricted Stock Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Restricted Stock Award is surrendered, cancelled, expires, terminates or is forfeited for any reason.

(ii) Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Restricted Stock, or upon any other payment or issuance of Shares under the Plan shall not become available for issuance or reissuance under the Plan.

(iii) Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury which have been reacquired by the Company, or Shares purchased by the Company in the open market.

5. ELIGIBILITY

Subject to the terms of the Plan, all Employees shall be eligible to receive Restricted Stock Awards under the Plan as selected and determined by the Committee.

6. RESTRICTED STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock Awards to eligible Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Payment of the Restricted Stock Award. The Restricted Stock Award may only be made in whole Shares.

(b) Terms of the Restricted Stock Awards. The Committee shall determine the dates on which Restricted Stock Awards granted to a Participant shall vest and any specific conditions which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock Award. Any such vesting period will be no shorter than one year as of the Date of Grant. Notwithstanding the foregoing, up to 5% of the maximum number of Shares available for issuance under this Plan as provided for in Section 4(a), as such may be adjusted under Section 11, may be used for awards that do not at the Date of Grant comply with the one-year minimum vesting period. The Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Awards after the Date of Grant except in the event of a Change in Control. The acceleration of any Restricted Stock Award shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock Awards.

(c) Termination of Service. Unless otherwise determined by the Committee or as otherwise provided herein, upon a Participant’s Termination of Service for any reason, including retirement, other than Disability or death, the Participant’s unvested Restricted Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Awards shall become null and void. Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all unvested Restricted Stock Awards held by such Participant shall immediately vest.

(d) Treatment Upon a Change in Control. In the event of a Change in Control, all unvested Restricted Stock Awards held by a Participant that were granted on or after the Effective Date shall vest upon the Change in Control if either (i) within two years following the Change in Control, the Participant’s service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (ii) such Restricted Stock Awards are not assumed or converted into replacement awards in a manner described in Section 11(b)(iii). All unvested Restricted Stock Awards held by a Participant that were granted before the Effective Date shall continue to be subject to the terms of the Plan as in effect prior to the Effective Date.

7. DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

(a) Dividends. A Participant holding a Restricted Stock Award shall, unless otherwise provided in the applicable Award Agreement, be entitled to receive, with respect to each such Share covered by a Restricted Stock Award, a payment equal to any dividends or distributions.

(b) Voting of Restricted Stock Awards. After a Restricted Stock Award has been granted, but for which Shares covered by such Restricted Stock Award have not yet vested, the Participant shall be entitled to vote such Shares subject to the rules and procedures adopted by the Committee for this purpose.

(c) Restrictive Legend. Each certificate issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, at the discretion of the Board of Directors, each such certificate shall be held by the Company until the Restricted Stock has vested. Each such certificate shall bear the following (or a similar) legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Plan and an agreement entered into between the registered owner and Capital Southwest Corporation. A copy of such plan and agreement is on file at the principal office of Capital Southwest Corporation.”

8. RIGHTS OF PARTICIPANTS

Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.

9. DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Restricted Stock Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

10. TRANSFERABILITY OF RESTRICTED STOCK AWARDS

No Restricted Stock Award granted hereunder shall be transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE IN CONTROL

(a) Adjustment Clause. In the event of any change in the outstanding Shares by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standard No. 123 (revised 2004), appropriate adjustments shall be made to the aggregate number of shares of Stock with respect to which Restricted Stock Awards may be made under the Plan.

The Committee shall also make appropriate adjustments described in the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Any adjustment made under this Section 11 will be made in accordance with any required action by shareholders of the Company, the provisions of any applicable corporate law and the approval of the required majority, as defined in Section 57(o) of the 1940 Act, of the Company’s directors. Conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to a Restricted Stock Award.

(b) Change in Control. If a Change in Control occurs, the Committee may, in its discretion and subject to the limitations set forth in Section 6(d) of the Plan:

(i) Cancel outstanding Restricted Stock Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Restricted Stock Awards, as determined by the Committee or the Board of Directors in its sole discretion;

(ii) Substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Restricted Stock Awards; and

(iii) Arrange for the assumption of Restricted Stock Awards, or replacement of Restricted Stock Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following the transaction (as well as any corresponding adjustments to Restricted Stock Awards that remain outstanding based upon Company securities);

No such adjustments may, however, change the vesting schedule for an outstanding Restricted Stock Award upon a Change in Control or otherwise change the value of benefits available to a Participant under an outstanding Restricted Stock Award.

12. TAX WITHHOLDING

The Company’s obligation to make cash payments pursuant to a Restricted Stock Award or deliver Shares, or any other event with respect to rights and benefits hereunder, shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. To the extent that the Company is required to withhold any federal, state or local income and employment taxes in respect of any compensation income realized by the Participant in respect of Shares acquired pursuant to a Restricted Stock Award, or in respect of any Shares becoming vested, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local income and employment taxes required to be so withheld. If no such payments are due or become due to such Participant, or if such payments are insufficient to satisfy such federal, state or local income or employment taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he or she already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Fair Market Value of Shares on the date the amount of tax to be withheld is determined. In no event will the Fair Market Value of Shares to be withheld and delivered pursuant to this Section 12 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, (b) such additional withholding amount is authorized by the Committee, and (c) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

13. AMENDMENT OF THE PLAN AND RESTRICTED STOCK AWARDS

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Restricted Stock Award without the written permission of such Participant.

(b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Restricted Stock Award without the written consent of such Participant.

14. RIGHT OF OFFSET

The Company will have the right to offset against its obligation to deliver Shares (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Restricted Stock Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

15. DETRIMENTAL ACTIVITY AND RECAPTURE PROVISIONS

Any Award Agreement may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company Group or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Award Agreement or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission, the NASDAQ or any national securities exchange or national securities association on which the Shares may be traded.

16. EFFECTIVE DATE OF PLAN

The Plan became effective immediately upon its approval by the Company’s shareholders on July 28, 2021.

17. TERMINATION OF THE PLAN

The right to grant Restricted Stock Awards under the Plan will terminate 10 years after the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Restricted Stock Award.

18. APPLICABLE LAW; COMPLIANCE WITH LAWS

(a) The Plan will be administered in accordance with the laws of the State of Texas and applicable federal law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

(b) It is the intention of the Company that no Restricted Stock Award shall be “deferred compensation” subject to Code Section 409A, and the Plan and the terms and conditions of all Restricted Stock Awards shall be interpreted accordingly.

(c) Notwithstanding anything in this Plan or an Award Agreement to the contrary, nothing in this Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity, a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

19. NO GRANTS IN CONTRAVENTION OF THE 1940 ACT

(a) At all times during such periods as the Company qualifies or intends to qualify as a “business development company,” no Restricted Stock Award may be granted under the Plan if the grant or terms of such Restricted Stock Award would cause the Company to violate Section 61 of the 1940 Act (or any other provision of the 1940 Act applicable to “business development companies”), and, if approved for grant, such an award will be void and of no effect.

(b) In furtherance of the intent that Restricted Stock Awards available to be granted under the Plan be limited to those that can be granted by a “business development company” qualifying as such under the 1940 Act, except as otherwise permitted by exemptive relief or other relief that may be granted by the Securities and Exchange Commission or its staff and determined by the Board of Directors, Restricted Stock may be awarded only in exchange for full payment thereof (as determined by the Board of Directors).